Exhibit 10.9

Recording Requested By: After Recording Return To:	Prepared By:

PACIFIC LIFE INSURANCE COMPANY 700 Newport Center Drive Newport Beach, California 92660 Attn: Real Estate Division Loan No. 211800301	SHEPPARD MULLIN RICHTER & HAMPTON LLP 650 Town Center Drive, 4th Floor Costa Mesa, CA 92626 Attn: Brent R. Liljestrom

AMENDED AND RESTATED

DEED OF TRUST, FINANCING STATEMENT AND

SECURITY AGREEMENT (WITH ASSIGNMENT OF RENTS

AND FIXTURE FILING)

GRANTOR:	WELLS REIT II – MARKET SQUARE EAST & WEST, LLC, a Delaware limited liability company Organizational ID No: 4944374

TRUSTEE:	LAWYERS TITLE REALTY SERVICES, INC., a Virginia corporation

BENEFICIARY, LENDER AND NOTEHOLDER:	PACIFIC LIFE INSURANCE COMPANY, a Nebraska corporation

The maximum aggregate amount of principal to be secured at any one time under this Deed of Trust is:

$325,000,000

This Deed of Trust is a Security Agreement and Financing Statement under Article 9 of the Uniform Commercial Code with Grantor as Debtor and Beneficiary as Secured Party and serves as a Fixture Filing under Section 28: 9-502 of the District of Columbia Commercial Code. TO THE RECORDING CLERK: This Amended and Restated Deed of Trust, Financing Statement and Security Agreement (with Assignment of Rents and Fixture Filing) (this “Amended Deed of Trust”) amends and restates in its entirety that certain Purchase Money Deed of Trust, Security Agreement and Fixture Filing dated March 14, 2011, made by Grantor to Lawyers Title Realty Services, Inc., a Virginia corporation, as Trustee, for the benefit of Wells REIT II – Market Square Lender, LLC, a Delaware limited liability company, as Beneficiary, recorded March 15, 2011, as Instrument No. 2011032083 among the land records of the District of Columbia (the “Existing Deed of Trust”). As of the date hereof, the outstanding principal balance of the debt secured by the Existing Deed of Trust is $325,000,000.00, and no additional sums are secured by this Amended Deed of Trust in excess of the outstanding principal balance of the existing debt secured by the Existing Deed of Trust. Accordingly, pursuant to Section 42-1102(6) of the D.C. Code, no recordation tax is payable on this Amended Deed of Trust.

Amended and Restated Deed of Trust

AMENDED AND RESTATED

DEED OF TRUST, FINANCING STATEMENT AND SECURITY AGREEMENT

(ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING)

THIS AMENDED AND RESTATED DEED OF TRUST, FINANCING STATEMENT AND SECURITY AGREEMENT (WITH ASSIGNMENT OF RENTS AND FIXTURE FILING) (this “Amended and Restated Deed of Trust” or this “Deed of Trust”) is made as of June 30, 2011, by and among WELLS REIT II – MARKET SQUARE EAST & WEST, LLC, a Delaware limited liability company, with its principal place of business at c/o Wells Real Estate Funds, 6200 The Corners Parkway, Norcross, GA 30092-3365 (hereinafter called “Grantor”); LAWYERS TITLE REALTY SERVICES, INC., a Virginia corporation, as trustee (“Trustee”), having an address for notice purposes in care of Commonwealth Land Title Insurance Company, 1015 15th Street, N.W., Suite 300, Washington, DC 20005; and PACIFIC LIFE INSURANCE COMPANY, a Nebraska corporation, with its principal place of business at 700 Newport Center Drive, Newport Beach, California 92660 (hereinafter called “Lender”). All capitalized terms not expressly defined herein or by reference to another document or source shall have the meanings ascribed to such terms in the Loan Agreement (as defined below).

W I T N E S S E T H

WHEREAS, as of the date hereof, Lender is the owner and holder of that certain Deed of Trust Note dated March 14, 2011, made by Grantor and payable to the order of Wells REIT II – Market Square Lender, LLC, a Delaware limited liability company, in the original principal amount of $350,000,000.00, as endorsed to Lender by Allonge dated of even date herewith (as so endorsed, the “Existing Note”). The outstanding principal balance of the Existing Note as of the date hereof is $325,000,000.00;

WHEREAS, the Existing Note is secured by, among other things, that certain Purchase Money Deed of Trust, Security Agreement and Fixture Filing dated March 14, 2011 made by Grantor to Lawyers Title Realty Services, Inc., a Virginia corporation, Trustee, for the benefit of Wells REIT II – Market Square Lender, LLC, a Delaware limited liability company, recorded March 15, 2011 as Instrument No. 2011032083 among the land records of the District of Columbia (the “Existing Deed of Trust”);

WHEREAS, Lender and Grantor have amended and restated the terms and conditions of the Existing Note pursuant to that certain Amended and Restated Deed of Trust Note dated of even date herewith (the “Amended Note”), which Amended Note evidences a principal indebtedness in the amount of Three Hundred Twenty-Five Million Dollars ($325,000,000), which indebtedness is further evidenced by that certain Loan Agreement between Grantor and Lender dated of even date herewith (the “Loan Agreement”);

WHEREAS, the total indebtedness owed by Grantor to Lender and evidenced by the Existing Note as amended and restated by the Amended Note is Three Hundred Twenty-Five Million Dollars ($325,000,000), and no additional sums are secured by this Amended and Restated Deed of Trust in excess of the outstanding principal balance of the existing debt secured by the Existing Deed of Trust; and

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WHEREAS, Grantor and Lender desire to amend and restate the terms, covenants and conditions of the Existing Deed of Trust to secure the payment of the indebtedness evidenced by the Existing Note as amended and restated by the Amended Note.

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

A.    Incorporation of Recitals. The recitals set forth hereinabove are hereby incorporated herein by this reference with the same force and effect as if fully set forth herein. All references hereinafter to the “Note” shall refer to the Existing Note as amended and restated by the Amended Note and any and all extensions, substitutions, replacements, rearrangements, modifications and/or renewals thereof.

B.    Continuation of Lien. Nothing in the provisions of this Amended and Restated Deed of Trust shall be deemed in any way to affect the priority of the Existing Deed of Trust over any other lien, charge, encumbrance or conveyance, or to release or change the liability of any Person who is now or hereafter primarily or secondarily liable under or on account of the Amended Note.

C.    Grantor Representations. Grantor hereby represents, warrants and agrees that as of the date hereof, (a) the Existing Deed of Trust as amended and restated hereby, is in full force and effect and valid, binding and enforceable in accordance with its terms; (b) there exists no default by Lender under, nor any defense to payment of amounts secured by, the Existing Deed of Trust, as amended and restated hereby; (c) the Amended Note continues to be due and payable in accordance with its terms; and (d) there are no claims or offsets against or defenses or counterclaims to (i) the continued payment of the indebtedness evidenced by the Amended Note or (ii) the validity, perfection, first priority status and/or enforceability of the Lien and security interests of the Existing Deed of Trust, as amended and restated hereby.

D.    No Substitution or Novation. Nothing in this Amended Deed of Trust shall be construed as a substitution or novation of Grantor’s indebtedness to Lender or the Existing Deed of Trust, which shall remain in full force and effect, as hereby amended and restated. All references hereinafter to this “Deed of Trust” shall refer to the Existing Deed of Trust as amended and restated hereby.

E.    Amendment and Restatement of Existing Deed of Trust. The Existing Deed of Trust is hereby amended and restated in its entirety as follows: NOW, THEREFORE, Grantor, in consideration of the Loan Agreement and the Note and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in order to secure (i) the continued repayment of, inter alia, all indebtedness evidenced by the Note with interest according to its tenor and effect, and (ii) the performance and observance by Grantor of, inter alia, all covenants, conditions and agreements contained in the Loan Agreement, this Deed of Trust and the other Loan Documents, does hereby irrevocably and unconditionally give, grant, convey, bargain, sell, transfer, assign, confirm, and pledge to Trustee in trust, with power of sale and right of entry and possession as provided below, and grant a security interest in all of Grantor’s present and future estate, right, title and interest in and to the following described

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property (the property described in subparagraphs (A) - (S) below herein referred to, collectively, as the “Secured Property”):

(A)    The real property (the “Land”) located in the District of Columbia, more particularly described in the attached Exhibit “A,” which is incorporated into this Deed of Trust by this reference, and all minerals, oil, gas and other hydrocarbon substances on the Land, as well as all development rights, air rights, water, water rights, water stock, parking, parking rights, wastewater capacity rights, if any, all other rights relating to sewage treatment capacity, water capacity and utilities serving the Land or the Improvements (as defined below) or their development or use, and general intangibles relating to the Land and its use (including, without limitation, any interest Grantor may have in any title policies issued in connection with the Land);

(B)    All present and future structures, buildings, improvements, appurtenances and fixtures (including, without limitation, goods that are to become fixtures) of any kind on the Land, including but not limited to all apparatus, equipment and appliances used in connection with the operation, management, use, enjoyment or occupancy of the Land, or in any construction upon or development of the Land, such as heating and air-conditioning and sprinkler and other fire control systems, elevators and escalators, and facilities used to provide gas, water, electricity, other utility communication services, plumbing, refrigeration, alarm systems, waste removal systems, ventilation, security systems, laundry, drying, dishwashing, garbage disposal, fitness, recreation and other services on the Land, and all window coverings, drapes and rods, carpeting and floor coverings, custom fixtures, shelving, partitions, doors, blinds, light fixtures, windows and other installations, it being intended and agreed that all such items will be conclusively considered to be a part of the Land conveyed by this Deed of Trust, whether or not attached or affixed to the Land (collectively, the “Improvements”), it being understood that the enumeration of any specific items as Improvements herein shall in no way result in or be held to exclude any items not specifically mentioned;

(C)    All appurtenances of the Land and Improvements and all rights of Grantor in and to any streets, roads or public places, vault space situated beneath the Land, easements or rights of way, or parking rights, relating to the Land or the Improvements;

(D)    All present and future Leases (as defined in the Loan Agreement), and all of the rents, income, issues, profits, royalties, earnings, revenues, security deposits and other benefits to which Grantor may now or hereafter be entitled from the Secured Property (including, without limitation, any prepaid rents) or under or in connection with any and all present and future Leases, including, without limitation, all income received or receivable from Tenants (as defined in the Loan Agreement), whether pursuant to their respective Leases or otherwise, and all Tenant expense reimbursement income received or receivable pursuant to any and all present and future Leases, and the proceeds of any of the foregoing (the items described in this subsection (D) being sometimes referred to in this Deed of Trust, individually or collectively as the context may require, as “Rent” or “Rents”);

(E)    All proceeds of any of the foregoing, including, without limitation, insurance proceeds and all “proceeds” as defined in the District of Columbia Commercial Code (as the same may be amended or restated from time to time, the “UCC”), and claims arising on account

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of any damage to or taking of the Land or the Improvements and all causes of action and recoveries for any loss or diminution in value of the Land or Improvements;

All of the Secured Property described above in subsections (A) through (E) is collectively referred to herein as the “Real Property Collateral.”

Grantor also grants to Lender a security interest in and to all of Grantor’s present and future estate, right, title and interest in and to the following:

(F)    All existing and future goods, equipment and personal property, including, without limitation, all property and materials stored in or on the Land and/or Improvements or relating to the Land and/or Improvements, wherever located, and in which Grantor has or in the future obtains an interest, and all tools, maintenance supplies, vehicles, fuel, advertising and promotional material, blueprints, surveys, plans and other documents relating to the Land and/or Improvements or any business now or hereafter conducted thereon, and any and all fixtures, that are now or in the future owned by Grantor or in which Grantor has an interest, wherever located, and used in the operation, management, use, enjoyment or occupancy of the Land and/or Improvements but that are not effectively made real property under this Deed of Trust, including, but not limited to, all appliances, gas, electric, water or other utility meters, pipes, wiring circuits and any other apparatus for the generation or transmission of gas, waster and electricity, furniture and furnishings, building service equipment and building materials, supplies, inventory and equipment; and all computers, computer related equipment, scanners, printers and other peripheral equipment, and software and software licenses; and all warranties and equipment guarantees relating thereto; and the insurance proceeds and all other proceeds (including, without limitation, all “proceeds” as defined in the UCC) of any of the items and property listed above in this subsection (F), and all warranties and equipment guarantees relating thereto;

(G)    All general intangibles and payment intangibles and all rights to the payment of money, all accounts, deposit accounts, accounts receivable, reserves, deferred payments, refunds, cost savings, rebates, prepaid expenses, payments and deposits, whether now or later to be received from third parties, or deposited by Grantor with third parties, relating to the construction, development, use, sale, operation, management or enjoyment of the Land or Improvements, or to any business thereon, including, but not limited to, any rights to payment of money, accounts receivable, reserves, deferred payments, refunds, rebates, cost savings, payments and deposits of any kind due to Grantor from any Governmental Authority (as defined in the Loan Agreement) (including, without limitation, any and all tax refunds), all governmental permits relating to construction on the Land or Improvements, all names under or by which the Land or any of the Improvements may at any time be operated or known and all rights to carry on business under any such names or any variant thereof, and all present and future trademarks, choses and things in action, patents, patent applications, trade names, copyrights, software, software rights and software licenses, mailing lists, purchase orders, letter of credit rights, investment property and good will in any way relating to the Land or Improvements, all management agreements, service contracts or other contracts or agreements relating in any manner to the Land or Improvements or any part thereof, and all warranties relating thereto, covering or arising in respect of or in connection with the Land or Improvements or any part thereof, all rights of Grantor as “Declarant” under the Project CC&Rs, and the insurance proceeds and all other proceeds (including, without limitation, all “proceeds” as defined in the UCC), of any and all of the items and property listed in this subsection (G);

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(H)    All water stock relating to the Land and/or Improvements or any part thereof or interest therein, and all proceeds, including, without limitation, insurance proceeds, thereof; and all shares of stock or other evidence of ownership of any part of or interest in the Land and/or Improvements that is owned by Grantor by itself or in common with others, and all documents of membership in any owners’ or members’ association or similar group having responsibility for managing or operating any part of the Land or Improvements, and the insurance proceeds and all other proceeds (including, without limitation, all “proceeds” as defined in the UCC), of any and all of the items and property listed in this subsection (H);

(I)    All plans and specifications prepared for construction of any and all improvements on the Land (including, without limitation, the Improvements), and all studies, data, and drawings related thereto, including, without limitation, all studies, data or reports relating to toxic or hazardous waste, substances or materials, if any, located on, in, under or about the Land, and all contracts and agreements relating to the aforesaid plans and specifications or to the aforesaid studies, data, and drawings or to the construction of the improvements (including, without limitation, the Improvements) on the Land or any party thereof, and the insurance proceeds and all other proceeds (including, without limitation, all “proceeds” as defined in the UCC), of any and all of the items and property listed in this subsection (I);

(J)    All permits (including, without limitation, use permits), applications, licenses, approvals, rights, certificates, agreements and contracts to operate, occupy, manage, improve, use, enjoy, develop, subdivide, sell, study, survey or appraise the whole or any part of or interest in the Land and/or Improvements, including, without limitation, all rights under tentative, preliminary, or final maps or subdivision applications, and all other zoning, regulatory, and use approvals and permits, including, without limitation, extension, renewal, and modification rights, relating to the construction, use, development, sale, operation, management, occupancy, or enjoyment or the whole or any part of or interest in the Real Property Collateral;

(K)    All Rents and all sales agreements, option agreements, deposit receipts, escrow agreements and other ancillary documents and agreements entered into respecting the sale or transfer to any Person of the whole or any part of or interest in the Land and/or the Improvements or any other Real Property Collateral or Personal Property Collateral; and deposits and all funds held for the benefit of the Land and/or Improvements or any part thereof or interest therein or pursuant to any document executed in connection with this Deed of Trust or any other Loan Documents, and insurance proceeds and all other proceeds (including, without limitation, all “proceeds” as defined in the UCC) of any and all of the items and property listed in this subsection (K);

(L)    All payments, funds or proceeds (including, without limitation, all “proceeds” as defined in the UCC), paid or to be paid to Grantor under the terms of any agreement by which Grantor has granted or grants an option to purchase the Land or Improvements or under which Grantor has agreed or agrees to sell or transfer the Land or Improvements or any interest therein and all funds held for the benefit of the Land or Improvements pursuant to any document executed in connection with this Deed of Trust or any other Loan Documents, and insurance proceeds and all other proceeds (including, without limitation, all “proceeds” as defined in the UCC) of any and all of the items and property listed in this subsection (L);

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(M)    All environmental tests, studies and reports, current and future environmental claims and rights of action, including, without limitation, tort claims and rights of indemnity and contribution under federal (including, without limitation, CERCLA) and state law against any occupant of the Land or Improvements, and any neighboring owners, sub-tenants, consultants, advisors and other third parties.

(N)    All damages, royalties and revenue of every kind, nature and description whatsoever that Grantor may be entitled to receive from any Person owning or having or hereafter acquiring rights or interests in the Land and/or Improvements, including, without limitation, any right to the oil, gas or mineral rights and reservations of the Land and/or Improvements;

(O)    All deposits made with or other security given to utility companies or service providers by Grantor with respect to any Land or Improvements or any part thereof or interest therein, and all advance payments of insurance premiums made by Grantor with respect thereto and all claims or demands with respect to insurance;

(P)    Any certificates of deposit and/or funds of Grantor in Lender’s possession, and all impounds and accounts of every kind of Grantor maintained by, for or on behalf of Lender or relating to the Land or Improvements (including, without limitation, any disbursement account, any impound account, any account established for prepaid rents) and any deposit or other account of Grantor assigned to or maintained with or by Grantor for or on behalf of Lender;

(Q)    The rights to indemnification and rights to receive payment from (i) Avenue Associates Limited Partnership, a District of Columbia limited partnership (the “Seller”) under Section 6.8 of the Purchase Agreement, and (ii) from BCSP V U.S. Investments, L.P., a Delaware limited partnership (“BCSP”) as guarantor of the obligations of the Seller under Section 6.8 of the Purchase Agreement pursuant to the Joinder attached thereto executed by BCSP;

(R)    All substitutions, renewals, improvements, attachments, accessions, additions and replacements of or to any of the items set forth in subsections (F) through (Q); and

(S)    All collections, insurance proceeds and all other proceeds (including, without limitation, “proceeds” as defined in the UCC) and products of any and all of the items listed in subsections (A) through (R) above, including, without limitation, proceeds of any voluntary or involuntary disposition or claim respecting any part thereof (pursuant to judgment, condemnation award or otherwise) and all documents, instruments, general intangibles, goods, equipment, inventory, chattel paper, monies, accounts, deposit accounts and other personal property that may arise from the sale or disposition of any of the foregoing, all guaranties of and security for any of the foregoing, and all books and records, including, without limitation, all computer records, computer tapes and electronic and electromagnetic representations and reproductions thereof, relating to any and all of the items listed in subsections (A) through (R) above.

All of the Secured Property described above in subsections (F) through (S) is collectively referred to as “Personal Property Collateral.”

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TO HAVE AND TO HOLD the Secured Property and the rights hereby granted to Trustee for the use and benefit of Lender, its successors and assigns, forever IN TRUST to secure the following (collectively, the “Secured Debt”):

One: Payment of an indebtedness in the amount of Three Hundred Twenty-Five Million Dollars ($325,000,000), with interest thereon, according to the terms of the Note, and the payment, performance and discharge of each and every obligation, covenant and agreement contained in the Note (including, without limitation, the applicable Prepayment Premium or Enhanced Payment Premium required in the Note), the Loan Agreement and other Loan Documents (collectively, the “Loan Indebtedness”).

Two: Payment by Grantor of such additional sums with interest thereon as may hereafter be loaned by Lender to Grantor (including, without limitation, all sums loaned for the improvement, modification, conversion, rehabilitation, construction, renewal, replacement or refinement of the Secured Property or any part thereof) when evidenced by a promissory note or notes executed by Grantor stating expressly therein that it or they are secured hereby.

Three: Payment of each and every obligation, covenant and agreement of Grantor contained herein or in the other Loan Documents (as hereinafter defined) and any indemnity which by its terms expressly states that it is secured by this Deed of Trust.

Four: Payment by Grantor of all real estate taxes and assessments levied against, and all insurance premiums relating to, the Secured Property and all disbursements made by Lender for the payment of any such taxes and insurance premiums, and all fees, expenses or advances in connection with or relating to the Secured Property due hereunder.

Five: Performance and discharge of each and every obligation, covenant and agreement of Grantor contained in any Loan Documents, including, without limitation, all pledges, agreements, security agreements, supplemental agreements or other instruments of security, executed by Grantor heretofore, concurrently herewith or hereafter, including, without limitation, any indebtedness hereby secured, or any part thereof, or further advances, or for the purpose of supplementing or amending this Deed of Trust or any document or instrument expressly secured hereby (the obligations set forth in Two through Five above shall be referred to herein individually as an “Obligation” and collectively as the “Obligations”).

The Loan Agreement, the Note, this Deed of Trust and the Closing Certification of even date herewith executed by Grantor, and all other documents, certificates and instruments securing or relating to the indebtedness evidenced by the Note (but excluding the Environmental Indemnity or any security therefor), whether executed before or after the date hereof or of the Note, are referred to herein collectively as the “Loan Documents” and individually as a “Loan Document.”

ARTICLE I

COVENANTS OF GRANTOR

To protect the security of this Deed of Trust, Grantor represents, warrants and agrees as follows:

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1.1    Secured Obligations. Grantor agrees to pay the Loan Indebtedness and to pay and perform all other Obligations that are secured by this Deed of Trust, in accordance with their respective terms.

1.2    Insurance Policies.

(a)    Property Insurance. Grantor will, at its sole cost and expense, keep the Secured Property insured for the benefit of Grantor and Lender as follows:

(i)    “Special Risk” Property Coverage. “Special Risk” Property insurance on a Causes of Loss-Special Form or equivalent (including, without limitation, fire, terrorism, lightning, windstorm, hail, weight of snow, ice or sleet, breakage of glass, water damage, collapse, explosion, riot, civil commotion, vandalism, malicious mischief, utility service interruption, aircraft, vehicles and smoke), covering the Improvements and Personal Property in an amount not less than the “full insurable value” thereof, with a deductible amount not to exceed $250,000 or such greater amount as is reasonably acceptable by Lender. Terrorism coverage shall be maintained under the Terrorism Risk Insurance Program Reauthorization Act of 2007 (TRIPRA) or any successor acts. If TRIPRA or any successor act is not renewed, terrorism coverage shall be provided in such amounts as are commercially reasonable and insured against for property similar to the Secured Property located in and around the geographical region in which the Secured Property is located;

(ii)    Business Interruption/Rental Loss Coverage. Against rent loss or business interruption, including extra expense, resulting from a loss covered under the “Special Risk” Property or Boiler and Machinery/Equipment Breakdown insurance in an amount necessary to cover actual rental losses sustained for the period of restoration plus an extended period of indemnity endorsement for 180 days. All policies required under this subsection shall contain a Loss Adjustment endorsement coordinating such coverage and the coverage required under Sections 1.2(a)(i) and 1.2(a)(iv);

(iii)    Flood Coverage. Flood insurance subject to the National Flood Insurance Program in the event the Secured Property is located in an area identified by the Federal Emergency Management Agency or any successor thereto as an area within a flood plain or flood risk zone, or having special flood hazards as determined by Lender, and in which flood insurance has been made available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as the same may be amended, or any successor statutes, on such basis and in such amounts as shall be required by Lender;

(iv)    Boiler and Machinery/Equipment Breakdown Coverage. Against risks of direct physical loss or damage and business interruption resulting from explosion or other breakdown of objects contained in or on the Secured Property as are covered in the Boiler and Machinery/Equipment Breakdown Coverage Form and the endorsements available therefor (including, without limitation, each and all of the following objects if contained in the Real Property Collateral: fired vessels, electric steam generators, pressure vessels, unfired vessels, refrigeration and air conditioning vessels and piping, compressing and refrigerating units,

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auxiliary piping, heating and air conditioning units, boilers, machinery including, without limitation, production machinery and electrical panels, electric steam generators, boiler tanks, and similar apparatus), all on such basis and in such amounts as shall be reasonably required by Lender. All such coverage shall include (1) a Loss Adjustment endorsement coordinating such coverage and the insurance required under Sections 1.2(a)(i) and 1.2(a)(ii), and (2) Ordinance or Law coverage comparable to that provided by Form CP 04 05 06 95 published by the Insurance Services Office;

(v)    Builder’s Risk Coverage. Against risks of direct physical loss or damage during any period of construction, restoration or replacement of the Improvements, including collapse, transit, offsite storage, soft costs and delayed opening coverages and coverage for all of the perils covered by the “Special Risk” Property insurance required in subsection 1.2(a)(i), above, written on a Builder’s Risk Completed Value (non-reporting) form, with a deductible not to exceed $250,000 or such greater amount as is reasonably acceptable by Lender, covering the actual costs of completing, restoring or replacing the Improvement or part thereof being constructed, restored or replaced including, without limitation, the value of work performed and to be performed, and equipment, supplies and materials furnished or to be furnished for purposes of completing such construction, restoration or replacement, and containing the “permission to occupy upon completion of work or occupancy” endorsement. Such insurance shall not contain any condition terminating coverage thereunder if the Improvements being constructed, restored or replaced are occupied prior to the completion thereof. Such policy shall provide Ordinance or Law coverage comparable to that provided in Form CP 04 05 06 95 published by the Insurance Services Office, provided that, after all tenant improvement work has been completed, Lender will not require Builder’s Risk Insurance for routine and minor renovations and repairs;

(vi)    Earth Movement Coverage. If located in a high-risk zone, earth movement insurance against risks of loss or damage, and business interruption, resulting from earth movement including, without limitation, earthquake, landslide, mudslide, subsidence or volcanic eruption (including, without limitation, sprinkler leakage resulting therefrom), in an amount not less than the “full insurable value” of the Secured Property. Such policy shall provide Ordinance or Law coverage comparable to that provided in Form CP 04 05 06 95 published by the Insurance Services Office;

(vii)    Pollution Coverage. A pollution legal liability policy covering the Secured Property, if requested by Lender, in an amount comparable to that of properties similar to the Secured Property and otherwise in form and substance reasonably satisfactory to Lender; and

(viii)    Worker’s Compensation Coverage. Worker’s compensation insurance (including, without limitation, employer’s liability insurance if requested by Lender) for any employees of Grantor engaged on, or with respect to, the Secured Property. Grantor shall not be required to carry worker’s compensation insurance for contractors engaged on, or with respect to, the Secured Property, but Grantor shall require that any such contractor provide written evidence that it carries adequate worker’s compensation insurance for its workers working at the Secured Property during any period of construction or restoration.

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(b)    Owner’s Liability Insurance. Grantor shall, at its sole cost and expense, procure and maintain (i) a policy of commercial general liability insurance on an “occurrence basis,” insuring against claims for bodily injury or property damage arising out of the ownership, maintenance, or use of the Secured Property, in standard form, which insurance shall include blanket contractual liability and products and completed operations liability coverage and shall afford coverage not less than $1,000,000 per occurrence and $2,000,000 in the aggregate for general liability coverage, (ii) not less than $25,000,000 in excess liability coverage, and (iii) if applicable, automobile liability coverage with limits of $1,000,000.00 combined single limit. Lender shall be added as an additional insured on all of the insurance required in this Section 1.2(b).

(c)    Other Insurance. Grantor shall also procure and maintain such other insurance or such additional amounts of insurance, required under the Project CC&Rs, any Lease or other agreement affecting the Secured Property, and such other insurance as Lender shall from time to time require in the exercise of its reasonable business judgment in light of the commercial real estate practices existing at the time the insurance is issued and in the place where the Secured Property is located.

(d)    Form of Policy. All insurance required under this Section 1.2 shall be fully paid for (unless the applicable insurance carrier agrees to installment payments) and be nonassessable, and the policies therefor shall contain such other provisions, endorsements and expiration dates, as Lender shall from time to time reasonably request, and shall be in such form, content and amounts as are reasonably satisfactory to Lender, or as otherwise provided and required by law, and be issued by such insurance companies acceptable to Lender having an A.M. Best rating of “A-VIII” or better and doing business in the District of Columbia, and shall name Lender as lender loss payee (except the policies required in Sections 1.2(a)(vii) and 1.2(b), which shall name Lender as an additional insured, and Section 1.2(a)(viii)). Without limiting the foregoing, each such policy shall contain a waiver of subrogation to all claims against Grantor or Lender, and shall provide that the policy shall not be canceled, amended or materially altered (including, without limitation, by reduction in the scope or limits of coverage) without at least thirty (30) days’ prior written notice to Lender. All policies of insurance required by this Deed of Trust shall include a stipulated value or agreed amount endorsement or similar provision deleting or suspending all coinsurance provisions, a joint loss adjustment provision in those instances where two separate insurers provide coverage and ordinance and law coverage, and shall contain an endorsement or agreement of the insurer that any loss payable to Lender in accordance with the terms thereof shall not be adversely affected by any act or negligence of Grantor which might otherwise result in the forfeiture of such insurance. Further, no such policy shall contain an exclusion for suits or other proceedings as between or among insureds covered thereunder. All insurance required pursuant to Section 1.2(a) shall contain a noncontributory standard mortgagee clause in favor of Lender.

(e)    Blanket Policy. Notwithstanding anything to the contrary contained in this Section 1.2, Grantor may provide Lender with a blanket policy of insurance (in lieu of a separate policy of insurance for the Secured Property) in the form of a certificate of insurance along with policy endorsements and declarations satisfactory to Lender, provided such evidence of the blanket policy delivered by Grantor to Lender contains sufficient information, including, but not limited to, a listing of all properties located within a five (5) mile radius of the Secured

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Property (such listing does not need to include specific property names or specific street addresses but must include the cities and states where such properties are located) under such blanket policy together with the insurable values of such properties, in order to allow Lender to determine whether such blanket policy complies with the requirements of this Section 1.2.

(f)    Duplicate Originals or Certificates. Grantor shall deposit with Lender satisfactory evidence of all insurance required herein, including, without limitation, evidence set forth on an Acord 28 (2003/10) form, or equivalent, for property coverage and on an Acord 25-S form for liability coverages. In addition, Grantor will deliver to Lender (i) receipts evidencing payment of all premiums thereon and (ii) certified copies of original renewal policies or a binder thereof with evidence reasonably satisfactory to Lender of payment of all premiums thereon, prior to the inception of each such policy.

(g)    No Separate Insurance. Grantor shall not carry separate or additional insurance concurrent in form or contributing in the event of loss with that required under this Section 1.2 unless endorsed in favor of Lender in accordance with the requirements of this Section 1.2 and otherwise approved by Lender in all respects.

(h)    Transfer of Title. In connection with any foreclosure of this Deed of Trust or other transfer of title or assignment of the Secured Property by Lender or Trustee pursuant to their rights under this Deed of Trust, to the extent Grantor is permitted by the insurance policies and applicable law, Grantor hereby authorizes Lender (if Lender shall so elect), without the consent of Grantor, to assign any and all insurance policies to the purchaser (which may be Lender) at the Sale (as hereinafter defined), and take such further or other action as Lender may deem necessary or advisable to cause the interests of said purchaser to be protected under any such insurance policies.

(i)    Replacement Cost. For purposes of this Section 1.2, the term “full insurable value” shall mean the actual cost of replacing or repairing the property in question, without allowance for depreciation, as reasonably determined from time to time by Lender based upon a valuation by Marshall & Swift or a similar nationally recognized valuation bureau.

(j)    Approval Not Warranty. No approval by Lender of any insurer shall be construed to be a representation, certification or warranty of such insurer’s solvency, and no approval by Lender as to the amount, type or form of any insurance shall be construed to be a representation, certification or warranty of its sufficiency.

(k)    Security Interest in Insurance and Condemnation Proceeds.

(i)    As further security for the Secured Debt secured hereby, Grantor hereby assigns and grants to Lender a security interest in and to all insurance proceeds on the Secured Property and all causes of action, claims, compensation, awards and recoveries for any damage, injury or loss to the Secured Property. Upon request from Lender or Trustee, Grantor shall execute such further, or other, documents and/or instruments to evidence the foregoing assignment of, and security interest in, insurance proceeds, causes of action, claims, compensation, awards, and recoveries.

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(ii)    All insurance proceeds assigned to Lender pursuant to clause (i) above shall be disbursed to Lender or paid to Lender without, and notwithstanding, any other or further instruction from Grantor.

(iii)    Unless an Event of Default has occurred and is continuing, Grantor may prosecute and may adjust and compromise all claims relating to insurance proceeds and to causes of action, claims, compensation, awards or recoveries for any damage, injury or loss to the Secured Property, subject, however, to Lender’s prior written consent in the event such claim, cause of action, compensation, award or recovery involves in excess of Three Million Two Hundred Fifty Thousand Dollars ($3,250,000). Lender may (but shall not be obligated to) participate in any suits or proceedings relating to any such causes of action, claims, compensation, awards or recoveries.

(iv)    As further security for the Secured Debt secured hereby, Grantor hereby assigns and grants to Lender a security interest in and to all claims, awards or recoveries with respect to any condemnation or taking of any of the Secured Property. Upon request from Lender or Trustee, Grantor shall execute such further, or other, documents and/or instruments to evidence the foregoing assignment of, and security interest in all such claims awards and recoveries.

(v)    All claims, awards and recoveries with respect to the condemnation or taking of any of the Secured Property assigned to Lender pursuant to clause (iv) above shall be disbursed to Lender without, and notwithstanding, any other or further instruction from Grantor.

(vi)    Unless an Event of Default has occurred and is continuing, Grantor may prosecute and may adjust and compromise all claims, awards or recoveries with respect to any condemnation or taking of any of the Secured Property, subject, however, to Lender’s prior written consent in the event such claim, award, or recovery involves in excess of Three Million Two Hundred Fifty Thousand Dollars ($3,250,000). Lender may (but shall not be obligated to) participate in any suits or proceedings relating to any such claims, awards or recoveries.

1.3    Disbursement by Lender of Insurance and Condemnation Proceeds.

(a)    In the event the amount of insurance proceeds or condemnation award for all or any portion of the Secured Property for any single event of loss or taking is Three Million Two Hundred Fifty Thousand Dollars ($3,250,000) or less, so long as no monetary Potential Default or any Event of Default exists, Grantor shall have the right to settle such insurance claims or condemnation proceedings without Lender’s involvement or consent, and the entire amount of such insurance proceeds or condemnation award shall be disbursed by Lender to Grantor, and shall be used by Grantor to restore or rebuild the affected portion of the Secured Property.

(b)    In the event and provided that:

(i)    The amount of insurance proceeds or the condemnation award for all or any portion of the Secured Property for any single event of loss or taking is greater than Three Million Two Hundred Fifty Thousand Dollars ($3,250,000);

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(ii)    No monetary Potential Default or Event of Default exists under this Deed of Trust, the Note or any other Loan Document, and if any nonmonetary Potential Default exists, Grantor is diligently pursuing a cure within the applicable cure periods allowed under the Loan Documents;

(iii)    Grantor has provided Lender with evidence reasonably satisfactory to Lender that (A) the expenditure of the amounts sought to be disbursed towards the restoration of the Secured Property (alone or when taken together with other sums delivered to Lender by Grantor for such purpose) will result in the restoration of same to a condition substantially similar in value and utility to the condition existing prior to the damage or destruction necessitating such restoration, and (B) the restoration or repair of the Secured Property can be completed in accordance with the plans and specifications therefor (as approved by Lender per clause (iv) below) no later than ninety (90) days prior to the Maturity Date;

(iv)    Grantor has provided Lender with the plans and specifications for the proposed restoration work, and Lender shall have approved such plans and specifications, which approval shall not be unreasonably withheld, conditioned or delayed,;

(v)    Grantor shall have provided evidence reasonably satisfactory to Lender (which may be in the form of a certification from Grantor) that there are no legal impediments to the restoration of the Secured Property to a condition substantially similar in value and utility to the condition existing prior to such damage or destruction, or to the use of the restored Secured Property substantially for the purposes for which it was used prior to such damage or destruction;

(vi)    The general contractor selected to complete the repairs and restoration shall be a general contractor approved by Lender, such approval shall not to be unreasonably withheld, conditioned or delayed; and

(vii)    Lender has determined that a Material Collateral Impairment (as defined in the Loan Agreement) would not reasonably be expected to occur, after giving effect to such restoration;

then, Lender shall disburse in accordance with Section 1.3(c) below, the Net Insurance Proceeds and/or Net Condemnation Proceeds for the repair and restoration of the Secured Property.

The term “Net Insurance Proceeds” shall mean the gross amount of insurance proceeds actually received by Lender in cash or other immediately available funds, under any fire or other property insurance policy (other than Net Business Interruption Proceeds (as defined below)), as a result of a loss to the Secured Property, as reduced by expenses actually incurred by Lender in connection with such casualty loss, including documented attorneys’ fees and costs.

The term “Net Condemnation Proceeds” shall mean the gross amount actually received by Lender in cash or other immediately available funds from causes of action, claims, compensation, awards and recoveries for any condemnation or taking of any or all of the Secured Property, as reduced by expenses actually incurred by Lender in connection with such condemnation or taking, including, without limitation, documented attorneys’ fees and costs.

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If Lender reasonably determines that any one of the conditions specified in clauses (b)(i) through (vii) above is not satisfied in all material respects, then Lender may apply any Net Insurance Proceeds and/or Net Condemnation Proceeds received by Lender to repayment of the Secured Debt, in such order as Lender may determine in its sole and absolute discretion.

(c)    If Lender determines that all conditions specified in clauses (b)(i) through (vii) above have been satisfied in all material respects, the Net Insurance Proceeds and/or Net Condemnation Proceeds shall be disbursed subject to, and in accordance with, the following conditions and procedures:

(i)    The Net Insurance Proceeds (other than Net Business Interruption Proceeds), and/or Net Condemnation Proceeds shall be disbursed on Grantor’s written request in amounts requested by Grantor, less any applicable retainage pursuant to clause (ii) below, provided each such request shall be accompanied by:

(A)    A certificate by a licensed architect or engineer (which engineer or architect must be reasonably acceptable to Lender) addressed to Lender (which certificate shall be subject to Lender’s reasonable approval) that (1) such disbursement is to pay the actual costs of repair and/or restoration and such costs have not been paid by any prior or then pending disbursement or out of any insurance or condemnation proceeds received directly by Grantor, and (2) the amount of such disbursement, together with the amount of all prior or then-pending disbursements and retainage, does not exceed the cost of the work, labor and services performed and materials installed in or stored upon the Real Property Collateral as of the date of such certificate;

(B)    Evidence reasonably satisfactory to Lender that all claims then existing for labor, services or materials enforceable by a Lien upon the Secured Property have been paid in full or a provision acceptable to Lender has been made therefor (subject to Grantor’s right to contest Contested Liens);

(C)    Grantor has delivered to Lender invoices for materials, soft costs and such other instruments and documents as Lender may from time to time reasonably require;

(D)    If the balance of the Net Insurance Proceeds and/or Net Condemnation Proceeds is insufficient to defray the total cost of such repair or restoration as reasonably estimated or determined by such architect or engineer and reasonably agreed to by Lender, evidence that Grantor has made provisions reasonably satisfactory to Lender for payment of any such deficiency.

(ii)    Disbursements to Grantor of Net Insurance Proceeds and Net Condemnation Proceeds shall be subject to Lender’s usual construction retainage practices for projects of similar type; provided that disbursement of the applicable retainage and final balance of the Net Insurance Proceeds and/or Net Condemnation Proceeds shall be made only upon delivery to Lender of the items listed in the foregoing subsection (i), and upon delivery to Lender of the certificate of an architect or engineer reasonably acceptable to Lender that repairs or restoration have been completed in a good and workmanlike manner and in accordance in all

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material respects with the requirements of all Governmental Authorities then applicable to the work, and substantially in accordance with the plans and specifications approved by Lender.

(iii)    If Net Insurance Proceeds and/or Net Condemnation Proceeds exceed the costs of such repairs or restoration and no monetary Potential default or Event of Default exists under this Deed of Trust, the Note or any other Loan Document, such excess balance shall be disbursed to Grantor after completion of such repairs or restoration. The obligations and agreements of Lender to apply funds for repair or restoration are subject to the right and option of Lender to apply any or all of such proceeds to cure any Potential Default or Event of Default existing or arising at any time while Lender is holding such proceeds or as otherwise permitted in accordance with the Loan Documents upon an Event of Default or Potential Default, and to the extent such proceeds are so applied, Lender shall be relieved of its obligations to disburse such proceeds for repair or restoration of the Secured Property.

(d)     The proceeds of rental loss/business interruption insurance actually received by Lender in cash or other immediately available funds, as reduced by expenses actually incurred by Lender in connection with obtaining such proceeds, including documented attorneys’ fees and costs (“Net Business Interruption Proceeds”) shall be disbursed by Lender to cover debt service and other operating expenses of the Secured Property in accordance with the applicable Annual Budget. If Net Business Interruption Insurance Proceeds exceed the costs of amounts, if any, of debt service and operating expenses then due and the amounts of a debt service reserve and operations reserve approved by Lender and no monetary Potential Default or Event of Default exists under this Deed of Trust, the Note or any other Loan Document, then such excess balance shall be disbursed to Grantor after completion of such repairs or restoration. The agreement of Lender to apply Net Business Interruption Proceeds to operating expenses is subject to the right and option of Lender to apply any or all of such Net Business Interruption Proceeds to cure any Potential Default or Event of Default existing or arising at any time while Lender is holding such proceeds, and to the extent such Net Business Interruption Proceeds are so applied, Lender shall be relieved of its obligations to disburse such Net Business Interruption Proceeds for operating expenses for the Secured Property.

(e)    Nothing herein contained shall be deemed to excuse Grantor from repairing, restoring or maintaining the Secured Property as provided in Section 1.8 below, regardless of whether Net Insurance Proceeds and/or Net Condemnation Proceeds made available to Grantor are sufficient in amount to restore the Secured Property. The application or release by Lender of any insurance proceeds or condemnation proceeds shall not cure or waive any Potential Default or Event of Default under this Deed of Trust or invalidate any act done pursuant to any notice thereof.

1.4     Taxes and Assessments.

(a)    Except as otherwise provided in the Loan Agreement, Grantor agrees to pay prior to the delinquency date thereof, all taxes and assessments that are or may become a Lien on the Secured Property or that are assessed against the Secured Property or any Rents, security deposits, issues, profits, royalties, income, earnings, revenues, proceeds and other benefits arising therefrom or relating thereto. At Lender’s request, Grantor shall provide Lender

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with receipted tax bills prior to the due date thereof. Except for Contested Liens, Grantor agrees to pay when due all claims and demands of mechanics, materialmen, laborers, and others for any work performed or materials delivered that, if unpaid, might result in, or permit the creation of, a Lien on the Secured Property or any part thereof, or on the Rents, security deposits, issues, profits, royalties, income, earnings, revenues, proceeds and other benefits arising therefrom or relating thereto, and in general will do or cause to be done everything necessary so that the Lien and security interest of this Deed of Trust shall be fully preserved, at the cost of Grantor, without expense to Lender. Notwithstanding anything to the contrary herein, if Grantor fails to pay any of the foregoing Impositions when required hereunder or under the Loan Agreement, in addition to all other remedies available under this Deed of Trust, the Note, the Loan Agreement, any Loan Documents or any other document or instrument securing the obligations evidenced by the Note or any other Secured Debt, Lender, in its sole and absolute discretion and without obligation with respect thereto, may pay any or all such amounts, and Grantor will pay such amounts advanced (and interest thereon at the Default Rate from the date the advance thereof is made by Lender until paid, and the amount of all such advances together with interest thereon shall be secured by this Deed of Trust).

(b)    Grantor shall not suffer, permit or initiate the joint assessment of any real and personal property which may constitute all or a portion of the Secured Property or suffer, permit or initiate any other procedure whereby the Lien of the real property taxes and the Lien of the personal property taxes shall be assessed, levied or charged to the Secured Property as a single Lien.

(c)    Grantor shall file all federal, state, county and municipal income tax returns required to be filed by it and shall pay all taxes that become due pursuant to such returns required or pursuant to any assessments received by it.

1.5    Perfection of Security Interest. By executing this Deed of Trust, Grantor authorizes the filing and authentication, at Grantor’s sole cost and expense, of one or more financing statements and continuation statements, with or without the signature of Grantor as authorized by applicable law, relating to any present or future Personal Property Collateral.

1.6    Assignment of Leases and Rents.

(a)    Grantor hereby irrevocably, presently, absolutely and unconditionally assigns to Lender all existing and future Leases and all existing and future Rent to secure the Secured Debt. The assignments in this Section 1.6(a) are absolute assignments and irrevocable from Grantor to Lender and not merely the passing of security interests or assignments for security only. Prior to the occurrence of an Event of Default, Grantor retains the right to enforce the Leases, without the joinder of Lender. Upon the occurrence and during the continuance of any Event of Default hereunder, Lender, or Lender’s agent, or a receiver may, in Lender’s sole and absolute discretion at any time, without notice to Grantor except as required by law, thereafter collect and receive the Rent itself or by an agent or receiver. Notwithstanding the foregoing, to the maximum extent permitted by applicable law, no action taken by Lender to

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collect any Rent will make Lender a “mortgagee-in-possession” of the Secured Property, unless Lender personally or by authorized agent enters into actual possession of the Secured Property. Possession by a court-appointed receiver will not be considered possession by Lender. All Rent collected by Lender or a receiver will be applied in the manner and to the extent required by the Loan Agreement, unless otherwise required and specified by applicable law. Such sums will be applied to pay all expenses of collection, and to the payment of all costs of operation and management of the Secured Property, and to the payment of the Secured Debt, in whatever order Lender directs in Lender’s sole and absolute discretion and without regard to the adequacy of its security.

(b)    Without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed, except as expressly permitted in the Loan Agreement, Grantor shall not (i) enter into or modify or amend any Lease, or sublease, affecting all or any portion of the Secured Property, whether now or hereafter made; or (ii) terminate or consent to the cancellation or surrender of any Lease, sublease, or occupancy agreement affecting all or any portion of the Secured Property, whether now or hereafter made.

(c)    Grantor shall not accept prepayments of any installment of Rent to become due under any Lease or sublease affecting any part of the Secured Property in excess of one month’s Rent, and Grantor hereby represents and warrants that it has not previously accepted any such prepayments. Grantor shall provide Lender with executed copies of all Leases and amendments to Leases entered into during the term of the Loan.

(d)    Grantor shall apply the Rent to the payment of all necessary and reasonable operating costs and expenses of the Secured Property, debt service on the Loan Indebtedness and other amounts due and payable under the Loan Documents, including, but not limited to, the Obligations, and as set forth in the Annual Budget, a reasonable reserve for future expenses, repairs and replacements for the Secured Property, before using the Rent for distributions or any other purpose not for the direct benefit of the Secured Property.

1.7    Transfer of Secured Property or any Interest in Grantor.

(a)    In determining whether or not to make the Loan evidenced by the Note, Lender examined the experience and credit-worthiness of Grantor and the Borrower Constituents (as defined in the Loan Agreement). Lender also evaluated the background and experience of Grantor and the Borrower Constituents in owning and operating property such as the Secured Property, found it acceptable and relied and continues to rely upon the same as the means of maintaining the value of the Secured Property, which is Lender’s security for the Note. Grantor and the Borrower Constituents are well-experienced in borrowing money and owning and operating property such as the Secured Property, were ably represented by a licensed attorney-at-law in the negotiation and documentation of the Loan evidenced by the Note and bargained at arm’s length and without duress of any kind for all of the terms and conditions of the Note and other Loan Documents, including, without limitation, this provision. Grantor and the Borrower Constituents acknowledge that Lender is entitled to maintain its loan portfolio at current interest rates with acceptable levels of default risk by making new loans at current rates, collecting assumption fees, increasing the interest rate on a loan, making a loan recourse or requiring

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guarantees on a loan, the security for which is provided by a party other than the original Grantor. Grantor further recognizes that any secondary or junior financing placed upon the Secured Property (i) may divert funds which would otherwise be used to pay the Note secured hereby; (ii) could result in acceleration and foreclosure by any such junior Encumbrances which would force Lender to take measures and incur expenses to protect its security; (iii) would detract from the value of the Secured Property should Lender come into possession thereof with the intention of selling same; and (iv) may impair Lender’s ability to accept a deed in lieu of foreclosure, as a foreclosure by Lender would be necessary to clear the title to the Secured Property.

(b)    In accordance with Section 1.7(a) and for the purpose of (w) protecting Lender’s security and the payment and performance of the Secured Debt by Grantor; (x) giving Lender the full benefit of its bargain and contract with Grantor; and (y) allowing Lender to raise the interest rate charged under the Note and/or collect assumption fees upon the Sale (defined below) of title to all or any part of, or any interest in, the Secured Property by Grantor, Grantor agrees that if this Section 1.7 should ever be deemed a restraint on alienation, that it is a reasonable one. In light of the above, without the prior written consent of Lender, which consent may be withheld in Lender’s sole and absolute discretion, Grantor shall not enter into or consummate a transaction constituting a Sale or Encumbrance or suffer any entity that is a direct or indirect owner of any interest in Grantor to enter into or consummate any transaction constituting a Sale or Encumbrance, in any such case other than a Permitted Transfer, Permitted Sale or a Permitted Encumbrance. Lender’s consent to any particular Sale or Encumbrance of the Secured Property will not be deemed to be a waiver of Lender’s right to require such consent to any future occurrence of same.

(c)    Grantor understands and agrees that (i) Grantor shall have no right to cure any breach of the covenants and agreements of Grantor under this Section, and (ii) a breach thereof shall constitute an Event of Default under this Deed of Trust. Grantor shall be deemed to have suffered any entity owning a direct or indirect interest in Grantor to have breached the provisions of this Section upon the occurrence of a Sale or Encumbrance prohibited hereby, and the occurrence of such a prohibited Sale or Encumbrance shall constitute an Event of Default under this Deed of Trust, regardless of whether Grantor shall have any right or power to prevent such occurrence.

(d)    The following capitalized terms shall have the following meanings:

“Encumbrance” shall mean a deed of trust, mortgage or other security arrangement that encumbers all or any portion of the Secured Property, or any other encumbrance on the Secured Property other than Permitted Encumbrances as defined in the Loan Documents. The term “Encumbrance” also shall include (i) any encumbrance, lien or any other transfer, pledge or assignment of any direct or indirect interest in Grantor that secures any indebtedness or obligation, whether liquidated or unliquidated, and (ii) any and all financing arrangements commonly referred to as “mezzanine financing” and arrangements commonly referred to as “preferred equity,” or the economic equivalent of preferred equity, in Grantor.

“Sale” shall mean any sale, transfer, assignment, conveyance, contract to sell and/or lease (other than Leases permitted under Section 5.7 of the Loan Agreement) or other transfer or disposition of (i) the Secured Property or any part thereof or interest therein, whether

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voluntary or involuntary, or (ii) any beneficial ownership interest in Grantor, including, without limitation, for example, any sale, transfer, assignment or conveyance of any interest in Grantor or in any entity owning, directly or indirectly, an interest in Grantor.

(e)    The following are “Permitted Transfers” that do not require Lender’s prior consent:

(i)    transfers of shares in the REIT;

(ii)    transfers of direct and indirect interests in Grantor to any entity, directly or indirectly, wholly-owned by the REIT;

(iii)    transfers of direct and indirect interests in Grantor so long as at all times during the term of the Loan, the REIT, directly or indirectly (A) owns a majority of the ownership interests of Grantor, and (B) Controls Grantor.

(f)    In addition, Lender shall approve a one-time proposed Sale by Grantor of the entire Secured Property or of Grantor’s entire ownership interest therein (a “Permitted Sale”) and an assumption of the Loan, to a purchaser if such purchaser meets Lender’s then current criteria for ownership experience and creditworthiness. At a minimum, the following conditions would have to be met as a condition to a Permitted Sale (which are detailed as an illustration and not as a limitation of the factors which Lender may consider):

(i)    there will be no Grantor default existing under any of the Major Tenant Leases;

(ii)    the Debt Coverage Ratio will not fall below 1.35x upon consummation of the Sale if such Sale occurs during the first six (6) Loan Years or 1.65x upon consummation of the Permitted Sale if such Permitted Sale occurs during the last six (6) Loan Years, as evidenced by operating statements satisfactory to Lender both as to form and content (the operating statements will include, in addition to the actual expenses incurred or accrued during the preceding year, any projected additional ad valorem taxes to be assessed as a result of any transfer of title to the Secured Property);

(iii)    the Loan to value ratio is not more than 62% based on a current, complete, self-contained, narrative MAI appraisal of the Secured Property together with a written reliance letter in favor of Lender. The appraiser and the appraisal shall be subject to Lender’s approval;

(iv)    a fee of 1% of the unpaid Principal Sum of the Loan is paid to Lender;

(v)    the purchaser expressly assumes the obligations of Grantor under the Loan Documents and the Environmental Indemnity; and

(vi)    a separate creditworthy person or entity reasonably acceptable to Lender executes an environmental indemnity and a non-recourse carve-out guaranty, each in a form acceptable to Lender.

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With respect to any proposed Permitted Sale under this Section 1.7(f), Grantor must provide Lender with (A) not less than 30 days’ prior written notice of the proposed Permitted Sale, together with all documentation reasonably requested by Lender concerning the transfer and the transferee(s) to enable Lender to determine whether to approve the proposed Permitted Sale, and (B) in addition to the fee described in (iv) above, if applicable, reimbursement to Lender of any and all costs and expenses paid or incurred by Lender in connection with such transfer, including, without limitation, all documented actual in-house or outside counsel (without duplication) attorneys’ fees.

(g)    With respect to any transfers permitted under this Section 1.7, the following condition precedent must also be satisfied in addition to the requirements set forth above: if required by Lender, the execution and delivery to Lender of such documents and instruments as Lender shall reasonably require, in form and substance reasonably satisfactory to Lender.

(h)    Without limiting the foregoing, for a transfer to be a Permitted Transfer or a Permitted Sale, no Event of Default or Potential Default may exist at the time of the transfer or sale and the proposed transfer or sale cannot cause a violation of any provisions of the Loan Documents (including without limitation those relating to OFAC, ERISA or SPE).

1.8    Maintenance, Repair, Alteration; Compliance with Laws.

(a)    Grantor will not knowingly commit any waste on the Secured Property or knowingly take any action that might invalidate or give cause for the cancellation of any insurance carried on the Secured Property. Grantor will maintain the Secured Property in good condition and repair, ordinary wear and tear excepted. Specifically, with respect to mold, maintaining the Secured Property in compliance with applicable Environmental Law shall include, without limitation, all acts required by applicable Environmental Law to clean and disinfect any portions of any of the Secured Property affected by mold and to eliminate the sources of mold on any of the Secured Property, including, without limitation, providing any required moisture control systems at any of the Secured Property. Grantor shall promptly complete (or cause to be completed) in a good and workmanlike manner any Improvement that may be constructed on the Land, and promptly restore any Improvement that may be damaged or destroyed, in like manner, and when due pay all claims for labor performed and materials furnished, unless being contested in good faith in accordance with the terms of the Loan Agreement. No Improvements located on the Land may be removed, demolished or materially altered without the prior consent of Lender. No Personal Property Collateral may be removed from the Real Property Collateral unless it is promptly replaced by similar property of at least equivalent value on which Lender will immediately have a valid first priority Lien and security interest, ranking senior in priority to any and all other Encumbrances or charges thereon.

(b)    Without the prior written consent of Lender, to be granted or withheld in its sole discretion, Grantor will not: (i) seek, make or consent to any change in the zoning, permits, approvals, conditions of any Governmental Authority affecting the use of the Real Property Collateral that would materially impair the ability of Grantor to operate or develop the Secured Property at its current height and size; or (ii) change or consent to a change in the use of

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the Secured Property from its use on the date hereof and ancillary related uses, or change the name under which the business on the Secured Property is conducted. Grantor will comply in all material respects with and make all payments required under all laws, ordinances, regulations, covenants, conditions and restrictions now or hereafter affecting the Secured Property or any part thereof or the business or the activity conducted thereon. Grantor will not knowingly commit, suffer, permit or allow any act to be done in or upon the Secured Property in violation of any law, ordinance or regulation. Grantor will comply in all material respects with all existing and future requirements of all Governmental Authorities having jurisdiction over the Secured Property, including without limitation the ADA, as it may be amended from time to time.

1.9    Books, Records and Financial Information.

(a)    Grantor will keep adequate books and records of account of the Secured Property and of Grantor’s financial affairs sufficient for Grantor to comply with its financial reporting obligations in the Loan Agreement.

(b)    At all times until Indefeasible Payment and Performance in Full has occurred, Grantor shall deliver or cause to be delivered to Lender at Grantor’s expense the financial information and information relating to the Secured Property required by Section 5.3 of the Loan Agreement.

(c)    At all times until Indefeasible Payment and Performance in Full has occurred, Grantor will promptly furnish, upon Lender’s request, a duly acknowledged written statement setting forth all amounts due on the indebtedness secured by this Deed of Trust and stating that no offsets or defenses exist, and containing such other matters as Lender may require.

(d)    At all times until Indefeasible Payment and Performance in Full has occurred, Grantor will deliver to Lender at Grantor’s expense such financial and other reports, statements and information regarding the Secured Property as may be required by the Loan Agreement, at the times required thereby.

1.10    Title, etc.

(a)    Grantor hereby represents and warrants to Lender and covenants and agrees that:

(i)    Grantor has good and marketable fee simple title to the Land and Improvements subject to no Lien, charge or Encumbrance except Permitted Encumbrances.

(ii)    This Deed of Trust is and will remain a valid and enforceable Lien on the Land and Improvements subject only to the Permitted Encumbrances.

(iii)    To Grantor’s knowledge, the Secured Property is free from any adverse Lien, security interest, Encumbrance or adverse claim thereon (except for the Lien created by this Deed of Trust and any Permitted Encumbrances).

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(iv)    Grantor has good right, full power and lawful authority to convey the Secured Property pursuant to and in accordance with this Deed of Trust.

(v)    Grantor has good and marketable title to all Personal Property Collateral subject to no Lien, charge or Encumbrance other than this Deed of Trust and the Permitted Encumbrances, if any.

(vi)    To Grantor’s knowledge, all easement agreements encumbered hereby are valid, subsisting and in full force and effect, and Grantor is not in default thereunder and has performed in all material respects the terms thereof required to be performed through the date hereof, and has no knowledge of any default thereunder by any other party.

(vii)    Grantor will forever warrant and defend its title to the Secured Property, the rights of Lender therein under this Deed of Trust and the financing statements in favor of Lender covering any or all of the Personal Property Collateral and the validity and priority of the Lien of this Deed of Trust against the claims of all Persons except those having rights under the Permitted Encumbrances, if any, to the extent of those rights.

(b)    Grantor will, at its own expense, prosecute, appear in and defend any action or proceeding that might affect Lender’s security or the rights or powers of Lender or Trustee or that purports to affect any of the Secured Property. If Grantor fails to perform any of its covenants or agreements contained in this Deed of Trust or in any instrument secured hereby, or if any action or proceeding of any kind (including, but not limited to, any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding) is commenced, or if there occurs any other event that might affect Lender’s, Grantor’s or Trustee’s interest in the Secured Property or Lender’s right to enforce its security hereunder, then, Lender or Trustee may, after written notice to or demand upon Grantor concerning such failure of performance and otherwise without notice, which notice is hereby expressly waived, and at their option, make any appearances, disburse any sums and take any actions as may be necessary or reasonably desirable to protect or enforce the security of this Deed of Trust or to remedy the failure of Grantor to perform its covenants hereunder (without, however, waiving any default or Event of Default of Grantor). Grantor agrees to pay all out-of-pocket expenses of Lender and Trustee thus incurred (including but not limited to fees and disbursements of counsel). Any sums disbursed by Lender or Trustee will be additional indebtedness of Grantor secured by this Deed of Trust, will bear interest from the date of payment by Lender or Trustee at the Default Rate of interest in accordance with the provisions of the Note, and will be payable by Grantor upon demand. This Section 1.10(b) will not be construed to require Lender or Trustee to incur any expenses, make any appearances, or take any actions. IF LENDER IS MADE A PARTY TO ANY LITIGATION CONCERNING THIS DEED OF TRUST OR THE SECURED PROPERTY OR ANY PART THEREOF OR INTEREST THEREIN, OR THE OCCUPANCY THEREOF, THEN GRANTOR SHALL INDEMNIFY, DEFEND WITH COUNSEL SELECTED BY LENDER, PROTECT AND HOLD HARMLESS LENDER, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ASSIGNS AND ANY SUCCESSORS TO LENDER’S INTEREST UNDER THE NOTE OR THIS DEED OF TRUST FROM AND AGAINST ALL LIABILITY, CLAIMS, DEMANDS, OBLIGATIONS, COSTS AND EXPENSES, BY REASON OF SAID LITIGATION, INCLUDING, WITHOUT LIMITATION, ACTUAL ATTORNEYS’ FEES (INCLUDING, WITHOUT LIMITATION, IN-HOUSE AND OUTSIDE COUNSELS’ FEES) AND

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EXPERTS’ FEES AND EXPENSES INCURRED BY LENDER IN SUCH LITIGATION, WHETHER OR NOT ANY SUCH LITIGATION IS PROSECUTED TO JUDGMENT, EXCEPT TO THE EXTENT THAT SUCH LIABILITY, CLAIM, DEMAND, OBLIGATION, COST OR EXPENSE WAS CAUSED SOLELY BY THE GROSS NEGLIGENCE, FRAUD, WILLFUL VIOLATION OF LAW OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY. If Lender commences an action against Grantor or appears in any bankruptcy, insolvency, reorganization or other proceeding for debtor relief to enforce any of the terms hereof or because of the breach by Grantor of any of the terms hereof, or for the recovery of any sum secured hereby, Grantor shall pay to Lender the cost of Lender’s actual documented attorneys’ fees (including, without limitation, in-house and outside counsels’ fees but without duplication) and experts’ fees and expenses, and the right to such actual documented attorneys’ fees (including, without limitation, in-house and outside counsels’ fees but without duplication) and experts’ fees and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment.

(c)    Nothing herein, and no authority given to Grantor to repair, rebuild or restore the Secured Property or any portion thereof, shall be deemed to constitute Grantor the agent of Lender for any purpose, or to create, either expressly or by implication, any Liens or claims or rights on behalf of laborers, mechanics, materialmen or other Lien holders which could in any way be superior to the Lien or claim of Lender.

(d)    Grantor agrees to maintain and preserve its existence, rights and franchises material to its business and all rights, power and authority to perform its obligations under this Deed of Trust, the other Loan Documents and the Environmental Indemnity.

(e)    Until repayment of the Loan in full and the full payment and discharge of all other Secured Debt, the representations and warranties of Grantor contained herein, in each of the other Loan Documents and in the Environmental Indemnity shall remain true and correct in all material respects.

1.11    Security Agreement, Fixture Filing and Financing Statement.

(a)    Grantor hereby grants to Lender a security interest in and pledges and assigns to Lender, all of Grantor’s right, title and interest now owned or hereafter acquired in and to all of the Secured Property which constitutes personal property to further secure payment of the Loan Indebtedness described herein and the Obligations secured hereby. Accordingly, this Deed of Trust constitutes a Security Agreement under the UCC with respect to and creates a Lien on and security interest in all Personal Property Collateral, and Lender shall have all of the rights and remedies of a secured party under the UCC as well as all other rights and remedies available at law or in equity with respect to the Personal Property Collateral. Grantor hereby agrees to execute and deliver on demand and hereby irrevocably constitutes and appoints Lender the attorney-in-fact of Grantor, to execute, deliver and, if appropriate, to file with the appropriate filing officer or office such security agreements, financing statements, continuation statements or other instruments as Lender may request or require in order to impose, perfect or continue the perfection of the Lien or security interest created hereby. Upon the occurrence of any Event of

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Default hereunder, Lender shall have the right to cause any of the Personal Property Collateral to be sold at any one or more public or private sales as permitted by applicable law, and Lender shall further have all other rights and remedies, whether at law, in equity, or by statute, as are available to secured creditors under applicable law. Any such disposition may be conducted by an employee or agent of Lender or Trustee. Any Person, including, without limitation, both Trustee and Lender, shall be eligible to purchase any part or all of such property at any such disposition.

(b)    Expenses of retaking, holding, preparing for sale, selling or the like shall be borne by Grantor and shall include Lender’s and Trustee’s actual documented attorneys’ fees and legal expenses (including, without limitation, in-house and outside counsel fees and costs but without duplication). Grantor, upon demand of Lender, shall assemble the Personal Property Collateral and make it available to Lender at such place as shall be required by Lender in its sole discretion. Lender shall give Grantor at least ten (10) days’ prior written notice of the time and place of any public sale or other disposition of such personal property or of the time on or after which any private sale or any other intended disposition is to be made, and such notice shall be sent to Grantor as provided for the mailing of notices herein. It is hereby deemed that such notice shall be and is reasonable notice to Grantor.

(c)    Portions of the Secured Property are goods which are or are to become fixtures relating to the Land and/or Improvements, and Grantor covenants and agrees that this Deed of Trust shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within such Secured Property and that the filing of this Deed of Trust in the land records of the District of Columbia, where the Land is located, shall also operate from the time of filing as a fixture filing. Grantor is the record owner of the Land upon which the foregoing fixtures are or may be located and is the “Debtor” for purposes of this Section 1.11. Lender is the “Secured Party” for purposes of this Section 1.11. The names and mailing addresses of Debtor and Secured Party and the organizational identification number of Debtor are set forth in the introductory paragraph hereof and the cover page hereof, respectively.

(d)    Grantor also covenants and agrees that this Deed of Trust shall also be effective as a financing statement with respect to any portion of the Secured Property as to which a security interest may be perfected by the filing of a financing statement in the land records of the District of Columbia and may be filed as such in any appropriate filing or recording office.

1.12    Payments.

(a)    All sums payable by Grantor hereunder or secured hereby shall be paid without notice (except as expressly provided herein or in any of the other Loan Documents), demand, counter-claim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Grantor hereunder shall in no way be released, discharged or otherwise affected (except as expressly provided herein) by reason of: (i) any damage to or destruction of or any condemnation or similar taking of the Secured Property or any part thereof; (ii) any restriction or prevention of or interference with any use of the Secured Property or any part thereof; (iii) any defect in title to or Encumbrance on the Secured Property or the Improvements or any part thereof or any eviction from the Secured

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Property or any part thereof by title paramount or otherwise; (iv) any claim which Grantor has or might have against Lender; (v) any default or failure on the part of Lender to perform or comply with any of the terms hereof or of any other agreement with Grantor; or (vi) any other occurrence whatsoever, whether similar or dissimilar to the foregoing; whether or not Grantor shall have notice or knowledge of any of the foregoing. Grantor waives all rights now or hereafter conferred by statute or otherwise to any setoff, abatement, suspension, deferment, diminution or reduction of any sum secured hereby and payable by Grantor.

(b)    Grantor shall have no right to prepay any portion of the outstanding principal balance of the Note except on the terms set forth in the Note which, among other things, may require the payment of a Prepayment Premium or Enhanced Prepayment Premium, as applicable, prior to the Window Period (as defined in the Note), as defined in and calculated in accordance with the terms of the Note, this Deed of Trust and the Loan Agreement.

(c)    Following an Event of Default under the Note or under this Deed of Trust or under any of the other Loan Documents, and the acceleration of the maturity of the Note by the holder thereof, a tender of payment of the amount necessary to satisfy the entire indebtedness under the Note made at any time prior to the Window Period (as defined in the Note) by Grantor, its successors or assigns, or by anyone on behalf of Grantor or its successors or assigns, shall constitute an evasion of the prepayment terms of the Note and this Deed of Trust and be deemed to be a voluntary prepayment, and any such prepayment, to the extent permitted by law, shall include the additional payment of the Prepayment Premium or Enhanced Prepayment Premium, as applicable, if and to the extent required to be paid by the terms of the Note.

(d)    GRANTOR HEREBY EXPRESSLY ACKNOWLEDGES AND UNDERSTANDS THAT, PURSUANT TO THE FOREGOING PROVISIONS OF THIS DEED OF TRUST AND LIKE PROVISIONS IN THE NOTE, GRANTOR HAS AGREED THAT GRANTOR HAS NO RIGHT TO PREPAY THE NOTE IN PART AND NO RIGHT, PRIOR TO THE WINDOW PERIOD, TO PREPAY THE NOTE IN WHOLE WITHOUT PAYMENT OF A PREPAYMENT PREMIUM OR ENHANCED PREPAYMENT PREMIUM, AS APPLICABLE, EXCEPT AS OTHERWISE PROVIDED IN THE NOTE, AND THAT GRANTOR SHALL BE LIABLE FOR THE PAYMENT OF A PREPAYMENT PREMIUM OR ENHANCED PREPAYMENT PREMIUM, AS APPLICABLE, UPON ACCELERATION OF THE MATURITY OF THE LOAN PRIOR TO THE WINDOW PERIOD, WHETHER SUCH ACCELERATION SHALL BE DUE TO GRANTOR’S DEFAULT, A TRANSFER OR FURTHER ENCUMBRANCE OF THE SECURED PROPERTY OR ANY DIRECT OR INDIRECT INTEREST THEREIN OR IN GRANTOR, IN EACH CASE IN VIOLATION OF THE LOAN AGREEMENT OR THIS DEED OF TRUST, OR OTHERWISE. GRANTOR EXPRESSLY ACKNOWLEDGES AND UNDERSTANDS THAT LENDER HAS MADE THE LOAN EVIDENCED BY THE NOTE SECURED HEREBY IN RELIANCE UPON SAID AGREEMENTS AND WAIVER OF GRANTOR AND THAT LENDER WOULD NOT HAVE MADE THE LOAN SECURED HEREBY WITHOUT SUCH AGREEMENTS AND WAIVER OF GRANTOR.

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Grantor’s Initials

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(e)    Grantor acknowledges that late payment to Lender of any sums due Lender hereunder will cause Lender to incur costs not contemplated hereby. Such costs include, without limitation, reasonable processing and accounting charges. Therefore, if any payment of principal, interest, any previously assessed late charge, or any other amount payable hereunder, under the Note or any other Loan Document is not received by Lender when due, Grantor shall pay to Lender an additional sum of four percent (4%) of the overdue amount as a late charge in accordance with Section 1.6 of the Note.

1.13    Utilities. Grantor agrees to pay when due all utility charges that are incurred by Grantor for the benefit of the Secured Property or that may become a charge or Lien against the Secured Property for gas, electricity, water and sewer services furnished to the Secured Property and all other assessments or charges of a similar nature, whether public or private, affecting the Secured Property or any portion thereof, except during any period the Lien for the utility charges, taxes, assessments or other charges in question is a Contested Lien.

1.14    Management of the Secured Property. The Secured Property will be managed as required by the terms of the Loan Agreement.

1.15    Litigation. Grantor shall give Lender prompt written notice of any action or proceeding commenced or, if it has knowledge thereof, threatened in writing against Grantor or the Secured Property, where the amount in controversy is in excess of $1,000,000. Grantor will, at Lender’s request, deliver to Lender copies of all notices, documents and other information regarding any such action or proceeding as Lender shall request.

1.16    Lender to Receive Notices Under the Project CC&Rs. In accordance with Section 18.4 of the Project CC&Rs, Grantor hereby confirms that Lender shall receive copies of all notices given under the Project CC&Rs.

ARTICLE II

EVENTS OF DEFAULT

2.1    Events of Default. Grantor will be in default under this Deed of Trust upon the occurrence of any of the following events (each an “Event of Default”):

(a)    The occurrence of an Event of Default under the Loan Agreement or under any other Loan Document (as “Event of Default” is therein defined subject to any applicable notice or cure periods contained in such definition or in such Loan Document); or

(b)    Lender fails to have a legal, valid, binding and enforceable Lien on the Secured Property or any portion thereof subject only to the Permitted Encumbrances, if any; or

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(c)    The occurrence of any default by Grantor, beyond any applicable notice and cure period, under any one or more Leases demising the Secured Property or any part of the Secured Property which causes or is reasonably likely to cause or result in a Material Adverse Effect or a Material Collateral Impairment (as such terms are defined in the Loan Agreement).

(d)    Any written representation, warranty, certification, declaration, or disclosure made to Lender by Grantor proves to be false or misleading in any material respect as of the date made, whether or not that representation, warranty, certification, declaration, or disclosure appears in this Deed of Trust.

Grantor shall notify Lender in writing of the occurrence of any Event of Default of which Grantor has knowledge.

ARTICLE III

REMEDIES

3.1    Remedies upon an Event of Default. At any time after the occurrence of an Event of Default, Lender shall have the following rights and remedies:

(a)    Declare any or all Secured Debt to be due and payable immediately;

(b)    Commence and maintain an action or actions in any court of competent jurisdiction to foreclose this instrument as a mortgage or to obtain specific enforcement of the covenants of Grantor hereunder, and Grantor agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy and that Grantor waives the defense of laches and any applicable statute of limitations. If this Deed of Trust is foreclosed by judicial action, and the Secured Property sold at a foreclosure sale, the purchaser may, during any redemption period allowed, make such repairs or alterations on the Secured Property as may be reasonably necessary for the proper operation, care, preservation, protection and insuring thereof. Any sums so paid together with interest thereon from the time of such expenditure at the lesser of the Default Rate under the Note, or the maximum rate permitted by law, shall be added to and become a part of the amount required to be paid for redemption from such sale.

(c)    Cause any or all of the Secured Property to be sold under the power of sale granted by this Deed of Trust in any manner permitted by applicable law;

(d)    Obtain a receiver appointed by a court of competent jurisdiction to manage the Secured Property and collect the income therefrom. Grantor hereby irrevocably and unconditionally waives any and all right to contest the appointment of such receiver and consents thereto. Subject to requirements of applicable law, such receiver may be appointed without notice and without regard to the solvency or insolvency of Grantor at the time of application for such receiver and without regard to the then value of the Secured Property or any other Collateral (as defined in the Loan Agreement), or whether the Secured Property is then occupied as a homestead; and Lender or any holder of the Note may be appointed as such receiver. Such receiver shall have power to collect the rents, issues and profits of the Secured Property during such times (if any) when Grantor, but for the intervention of such receiver, would be entitled to

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collect such rents, issues and profits. In addition, such receiver shall have all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Secured Property or such powers as may otherwise be granted by the court or under applicable law. Such receiver may apply the net income in its hands in payment in whole or in part of the Secured Debt;

(e)    To the extent allowed by applicable law, Lender or its employees and agents, acting by themselves or through a court-appointed receiver, may enter upon, possess, manage, operate, dispose of, and contract to dispose of the Secured Property or any part thereof, and take any and all steps which may be desirable in Lender’s judgment to complete any unfinished development or construction and to manage and operate the Secured Property, and to the extent allowed by applicable law, Lender may apply any Rents, security deposits, issues, profits, royalties, income, earnings, revenues, proceeds and other benefits of the Secured Property collected by Lender against the indebtedness secured by this Deed of Trust without in any way curing or waiving any default or Event of Default. Lender, or its employees and agents, acting by themselves or though a court appointed receiver, may also: (i) take custody of all accounts; (ii) negotiate with governmental authorities with respect to the Secured Property’s environmental compliance and remedial measures; (iii) take any action necessary to enforce compliance with environmental provisions, including, but not limited to, spending Rents collected by Lender to abate or remediate Hazardous Substances (as such term is hereinafter defined); (iv) make, terminate, enforce or modify Leases of all or any portion of the Secured Property upon such terms and conditions as Lender reasonably deems proper; (v) contract for goods and services; (vi) hire agents, employees, and counsel; (vii) make repairs, alterations, and improvements to the Secured Property necessary, in Lender’s reasonable judgment, to protect the security thereof; (viii) incur the risks and obligations ordinarily incurred by owners of property (without any personal obligation on the part of Lender except for gross negligence, fraud, willful violation of law or willful misconduct); and (ix) take any and all other actions which may be necessary or reasonably desirable to comply with Grantor’s obligations hereunder and under the Loan Documents. All sums realized by Lender under this Section 3.1(e), less all costs and expenses incurred by it under this Section 3.1(e), including, without limitation, actual documented attorney’s fees and costs (including, without limitation, in-house counsel fees and costs but without duplication), and less such sums as Lender reasonably deems appropriate as a reserve to meet future expenses under this Section 3.1(e), shall be applied to the Secured Debt in such order as Lender shall determine in its sole and absolute discretion. Neither application of said sums to the payment of the Secured Debt, nor any other action taken by Lender under this Section 3.1(e) shall cure or waive any Event of Default hereunder, except to the extent that the Secured Debt has been paid in full in which case the Event of Default shall be deemed cured. Lender, or any employee or agent of Lender, or a receiver appointed by a court, may take any action or proceeding hereunder without regard to (A) the adequacy of the security for the Secured Debt, (B) the existence of a declaration that the Secured Debt has been declared immediately due and payable, or (C) the recording of a notice of default.

(f)    With or without notice, and without releasing Grantor from any obligation hereunder, cure any Event of Default and, in connection therewith, Lender or its agents, acting by themselves or through a court-appointed receiver, may enter upon the Secured Property or any part thereof and perform such acts and things as Lender deems necessary or desirable to inspect, investigate, assess, and protect the security hereof, including without limitation of any of

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its other rights: (i) to obtain a court order to enforce Lender’s right to enter and inspect the Secured Property, to which the decision of Lender as to whether there exists a release or threatened release of Hazardous Substance onto the Secured Property shall be deemed reasonable and conclusive as between the parties hereto; and (ii) to have a receiver appointed to enforce Lender’s right to enter and inspect the Secured Property for Hazardous Substances. All actual costs and expenses incurred by Lender with respect to the audits, tests, inspections, and examinations which Lender or its agents or employees may conduct, including, without limitation, the actual fees of the engineers, laboratories, contractors, consultants, and attorneys, shall be paid by Grantor promptly upon demand;

(g)    Seek a judgment that Grantor has breached its covenants, representations and/or warranties with respect to Section 4.19 hereof, by commencing and maintaining an action or actions in any court of competent jurisdiction for breach of contract, whether commenced prior to or after foreclosure of the Secured Property, and to seek the recovery of any and all costs, damages, expenses, fees, penalties, fines, judgments, indemnification payments to third parties, and other out-of-pocket costs or expenses actually incurred by Lender or advanced by Lender relating to the cleanup, remediation or other response action required by applicable law or which Lender reasonably believes necessary to protect the Secured Property (collectively, the “Environmental Costs”), it being presumed between Lender and Grantor that all such Environmental Costs incurred or advanced by Lender relating to the cleanup, remediation, or other response action of or to the Secured Property were made by Lender in good faith. All Environmental Costs incurred by Lender under this subparagraph (including, without limitation, court costs, consultant fees and attorney fees (including, without limitation, in-house counsel fees), whether incurred in litigation or not and whether before or after judgment) shall bear interest at the Default Rate (as such term is defined in the Note) from the date of expenditure until said sums have been paid. Lender shall be entitled to bid, at the sale of the Secured Property held under Section 3.1(c) above, the amount of said costs, expenses and interest in addition to the amount of the other obligations hereby secured as a credit bid, the equivalent of cash. Grantor acknowledges and agrees that notwithstanding any terms or provision contained herein or in the Loan Documents, the Environmental Costs shall be exceptions to any nonrecourse or exculpatory provision of the Loan Documents (as provided in Section 7.7 of the Loan Agreement), and such liability, if any, shall not be limited to the original principal amount of the obligations secured by this Deed of Trust, and Grantor’s obligations shall survive the foreclosure, deed in lieu of foreclosure, release, reconveyance, or any other transfer of the Secured Property or this Deed of Trust. For the purposes of any action brought under this Section 3.1(g), Grantor hereby waives the defense of laches and any applicable statute of limitations.

(h)    Subject to the provisions of Section 7.7 of the Loan Agreement, exercise any and all rights and remedies of an unsecured creditor against Grantor and all of Grantor’s assets and property for the recovery of any deficiency and Environmental Costs, including, but not limited to, seeking an attachment order (and if required by the law of the jurisdiction in which the Secured Property is located in order to exercise such rights of an unsecured creditor, Lender shall have the right to waive its Lien against the Secured Property). If under applicable law or regulation, the liability of Grantor under this Section 3.1(h) is limited to the extent Grantor is found to have caused, permitted or contributed to a release of Hazardous Substances creating the environmental impairment, as between Lender and Grantor, there shall be a

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rebuttable presumption that Grantor caused, permitted or contributed to such release. Grantor acknowledges and agrees that notwithstanding any term or provision contained herein or in the Loan Documents, all judgments and awards entered against Grantor under this Section 3.1(h) shall be exceptions to any nonrecourse or exculpatory provision of the Loan Documents (as provided in Section 7.7 of the Loan Agreement), and such liability, if any, shall not be limited to the original principal amount of the obligations secured by this Deed of Trust and Grantor’s obligations shall survive the foreclosure, deed in lieu of foreclosure, release, reconveyance, or any other transfer of the Secured Property or this Deed of Trust or any other Security Document (as defined in the Loan Agreement). For the purposes of any action brought under this Section 3.1(h), Grantor hereby waives the defense of laches and any applicable statute of limitations;

(i)     Exercise any other right or remedy available under any of the Loan Documents or applicable law or in equity;

(j)     Cause any of the Personal Property Collateral to be sold at any one or more public or private sales as permitted by applicable law, and Lender shall further have all other rights and remedies, whether at law, in equity, or by statute, as are available to secured creditors under applicable law. Any such disposition may be conducted by an employee or agent of Lender or Trustee. Any Person, including, without limitation, both Trustee and Lender, shall be eligible to purchase any part or all of such property at any such disposition; or

(k)     Exercise any and all other remedies available to a secured party under the UCC.

3.2     Non-Judicial Foreclosure. Upon the occurrence of an Event of Default, Lender may, at its option, and in addition to any and every other remedy, request Trustee to proceed with foreclosure (which request shall be presumed), and in such event Trustee is hereby authorized and empowered and it shall be its special duty, upon such request of Lender, to (a) sell the Secured Property, or any part thereof, at public venue to the highest bidder, for cash, and at such place as may be permitted or allowed by applicable law, after advertising or posting the time, place and terms of said sale in any manner permitted or allowed by applicable law, or (b) sell the Secured Property at such other time, place and in accordance with such procedures and requirements as may be permitted or allowed by the laws of the District of Columbia. Grantor agrees that either Lender or Trustee may determine the length of notice and terms of sale. In addition to any advertisement or posting of the notice of the time, place and terms of sale, the holder of the indebtedness hereby secured shall at least thirty (30) days preceding the date of sale serve or cause to be served written notice of the proposed sale by certified mail, return receipt requested, on Grantor according to the records of such holder, with a copy of such notice delivered to the Mayor of the District of Columbia or his designated agent. Service of such notice shall be completed upon receipt by the Mayor of the District of Columbia in accordance with applicable law. The affidavit of any person having knowledge of the facts to the effect that such a service was completed shall be prima facie evidence of the fact of service. Grantor agrees that no notice of any sale other than as set out in this paragraph need be given by Trustee, Lender or any other person; provided that, any statutorily required notice of sale given to Grantor shall satisfy the notice requirements of this paragraph. Any sale made by Trustee hereunder may be as an entirety or in such parcels as

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Trustee may elect or as Lender may request, and any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law. The sale by Trustee of less than the whole of the Secured Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Secured Property shall be sold; and, if the proceeds of such sale of less than the whole of the Secured Property shall be less than the aggregate of the indebtedness secured hereby and the expanse of executing this trust as provided herein, this Deed of Trust and the Lien hereof shall remain in full force and effect as to the unsold portion of the Secured Property just as though no sale had been made; provided, however, that Grantor shall never have any right to require the sale of less than the whole of the Secured Property, but Lender and Trustee shall have the right, at their sole election, to sell less than the whole of the Secured Property. After each sale, Trustee shall execute and deliver to the purchaser or purchasers at such sale a deed or deeds conveying the property so sold without any covenant or warranty whatsoever, express or implied, and shall receive the proceeds of said sale or sales and apply the same as herein provided. The power of sale granted herein shall not be exhausted by any sale held hereunder by Trustee or its substitute or successor, and such power of sale may be exercised from time to time and as many times as Lender or Trustee may deem necessary until all of the Secured Property has been duly sold or all of said Secured Debt has been fully paid. In the event any sale hereunder is not completed or is defective in the reasonable opinion of Lender or Trustee, such sale shall not exhaust the power of sale hereunder and Lender or Trustee shall have the right to cause a subsequent sale or sales to be made hereunder. Any and all statements of fact or other recitals made in any deed or deeds given by Trustee or any successor or substitute appointed hereunder as to nonpayment of the indebtedness secured hereby or as to the occurrence of any Event of Default, or as to Lender having declared all of such indebtedness to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to the refusal, failure or inability to act of Trustee or any substitute or successor, or as to the appointment of any substitute or successor trustee, or as to any other act or thing having been duly done by Lender or by such Trustee, substitute or successor, shall be taken as prima facie evidence of the truth of the facts so stated and recited. Trustee, its successor or substitute, may appoint or delegate any one or more Persons as agent to perform any ministerial act or acts necessary or incident to any sale held by Trustee, including, without limitation, the posting of notices but in the name and on behalf of Trustee, its successor or substitute.

3.3     Foreclosure by Power of Sale. For any sale under the power of sale granted by this Deed of Trust, Trustee must record and give all notices required by law and then, upon the expiration of such time as is required by law, may sell the Secured Property upon any terms and conditions specified by Lender and permitted by applicable law. Trustee may terminate or postpone any sale by public announcement at the time and place noticed for the sale. If the Secured Property consists of several lots or parcels, Lender in its sole and absolute discretion may designate their order of sale or may elect to sell all of them as an entirety, whether or not Grantor objects. Any Person, including, without limitation, Trustee and Lender, may purchase at any sale. Upon any sale, Trustee will execute and deliver to the purchaser or purchasers a deed or deeds conveying the Secured Property sold, but without any covenant or warranty, express or implied, and the recitals

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in the deed or deeds of any facts affecting the regularity or validity of the sale will be conclusive against all Persons.

3.4     Proceeds of Foreclosure Sale. Unless otherwise mandated by applicable law, the proceeds of any sale under this Deed of Trust will be applied in the following manner:

FIRST: Payment of costs and expenses of the sale, including, but not limited to, Trustee’s fees, reasonable legal fees and disbursements, title charges and transfer taxes, and payment of all expenses, liabilities and advances of Trustee, together with interest at the lesser of the then applicable Default Rate under the Note or the maximum rate of interest permitted by applicable law on all advances made by Trustee from the date extended until paid.

SECOND: Other than those sums expended as a result of any environmental provision in the Loan Documents or any provision of Section 4.19 of this Deed of Trust, payment of all sums expended by Lender under the terms of this Deed of Trust and not yet repaid, together with interest thereon at the then applicable rate of interest under the Note.

THIRD: Payment of the Secured Debt and all other obligations and sums secured by this Deed of Trust which remain unpaid (including, without limitation, any sums expended as a result of any environmental provision in the Loan Documents or any provision of Section 4.19 of this Deed of Trust) in any order that Lender may choose in its sole and absolute discretion.

FOURTH: The remainder, if any, to the Person or Persons legally entitled to it.

3.5     Marshalling. Grantor waives all rights to direct the order in which any of the Secured Property or any other Collateral will be sold in the event of any sale under this Deed of Trust, and also any right to have any of the Secured Property or any other Collateral, marshaled upon any Sale.

3.6     Remedies are Cumulative. To the extent permitted by applicable law, Trustee and/or Lender shall be entitled to enforce payment of the Loan Indebtedness and payment and performance of any Obligations, and to exercise all rights, remedies, and powers under this Deed of Trust or any other Loan Document or under any other agreement or any laws now or hereafter in force, without regard to whether or not some or all of the Secured Debt may now or hereafter be otherwise secured by a mortgage, deed of trust, pledge, Lien, assignment, or otherwise. Acceptance of this Deed of Trust or its enforcement, whether by court action or pursuant to the power of sale or other powers contained herein, shall not prejudice, or in any manner affect, Trustee’s or Lender’s right to realize upon or enforce any other security now or hereafter held by Trustee or Lender. Trustee and/or Lender shall be entitled to enforce this Deed of Trust, and any other security now or hereafter held by Lender or Trustee, concurrently or independently, from time to time, as often as Lender may in its absolute discretion determine and in such order and manner as Lender may in its absolute discretion determine, except as otherwise required by law. No remedy in this Deed of Trust conferred upon or reserved to Trustee or Lender is intended to be exclusive of any other

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remedy herein, or by law provided or permitted. Each remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, or by statute. Each time Grantor fails or refuses to make payment, or to perform, as required by the Loan Documents, Lender shall have the right, exercisable in Lender’s sole discretion, to cure all or any part of such failure or refusal upon such terms as Lender shall, in its sole discretion, deem necessary or advisable. Any amounts advanced by Lender pursuant to this provision shall be added to, and deemed a part of, the Secured Debt, be secured in the same manner as other Secured Debt is secured, and be payable to Lender on demand, with interest at the Default Rate, as provided herein, from the date of the advance until paid in full.

3.7     Nonrecourse. Reference is made to Section 7.7 of the Loan Agreement, which is incorporated herein by reference, for limitations on the personal liability of Grantor with respect to the Secured Debt, and which shall control over any contrary provisions in this Deed of Trust.

3.8     Continuance of Event of Default. Notwithstanding anything to the contrary contained in this Deed of Trust or any other Loan Document, and notwithstanding the use of phrases like “and during the continuance thereof” or “during” in connection with an Event of Default, or references to an Event of Default that “exists”:

(a)     if an Event of Default has occurred (i) it shall be deemed to continue unless and until Lender in writing has waived the Event of Default, and (ii) unless Lender has agreed in writing to permit Grantor to do so, neither Grantor nor any other Person shall have a right to cure such Event of Default; and

(b)     if Lender waives an Event of Default in writing or accepts in writing a cure by Grantor or any other Person of an Event of Default, following such written waiver or cure, such Event of Default shall cease to exist and shall no longer continue.

ARTICLE IV

MISCELLANEOUS

4.1     Severability. The invalidity or unenforceability of any one or more provisions of this Deed of Trust will in no way affect any other provision.

4.2     Recordation and Re-Recordation of Deed of Trust. Grantor will, at the request of Lender and at no cost to Lender, promptly record and re-record, file and refile and register and re-register this Deed of Trust, any financing or continuation statements and every other instrument in addition or supplemental to any thereof that shall be required by any present or future law in order to perfect and maintain the validity, effectiveness and priority of this Deed of Trust and the Lien and security interest intended to be created hereby, or to subject after acquired property of Grantor to such Lien and security interest,

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in such manner and places and within such times as may be reasonably necessary to accomplish such purposes and to preserve and protect the rights and remedies of Lender. Grantor will furnish to Lender evidence reasonably satisfactory to Lender of every such recording, filing or registration. Lender may file copies or reproductions of this instrument at any time and from time to time at Lender’s option without further authorization from Grantor.

4.3     Defense of Title and Litigation. If the Lien, security interest, validity, enforceability or priority of this Deed of Trust, or if title or any of the rights of Lender in or to the Secured Property, shall be endangered, or shall be attacked directly or indirectly or if any action or proceeding is instituted against Grantor or Lender with respect thereto, Grantor will promptly notify Lender and will diligently endeavor to cure any defect which may be developed or claimed, and will take all commercially reasonable, necessary and proper steps for the defense of such action or proceeding, including, without limitation, the employment of counsel, the prosecution or defense of litigation and, subject to Lender’s reasonable approval, the compromise, release or discharge of any and all adverse claims. Lender (whether or not named as a party to such actions or proceedings) is hereby authorized and empowered (but shall not be obligated) to take such additional steps as it may deem necessary or proper for the defense of any such action or proceeding or the protection of the Lien, security interest, validity, enforceability or priority of this Deed of Trust or of such title or rights, including, without limitation, the employment of counsel, the prosecution or defense of litigation, the compromise, release or discharge of such adverse claims, the purchase of any tax title and the removal of such prior Liens and security interests. Grantor shall, on demand, reimburse Lender for all expenses (including, without limitation, actual documented attorneys’ fees and disbursements (including, without limitation, in-house and outside counsel fees and costs but without duplication)) incurred by Lender in connection with the foregoing matters, and the party incurring such expenses shall be subrogated to all rights of the Person receiving such payment. All such costs and expenses of Lender, until reimbursed by Grantor, shall be deemed to be secured by this Deed of Trust.

4.4     Validity, Perfection and Enforceability. This Deed of Trust, when duly recorded and when financing statements are duly filed in the appropriate public records, will create a valid, perfected and enforceable Lien upon and security interest in all the Secured Property, and there will be no defenses or offsets to this Deed of Trust or to the Secured Debt, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditor’s rights generally or by equitable principles of general application (whether considered in an action at law or in equity).

4.5     Lender Statements; Processing Fees. Grantor agrees to pay Lender a reasonable charge, not to exceed the maximum allowed by law, for considering, preparing and providing, at Grantor’s request, (i) any statement of the status of the obligations secured by this Deed of Trust, (ii) any document required to permit the transfer of or further Encumbrance or release of the Secured Property or any portion thereof, (iii) any amendment or modification to this Deed of Trust, the Note, or any other Loan Document, or any waiver of any provision thereof, or (iv) any approval or other document

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requested by Grantor. Such charges shall be payable whether or not Lender agrees to comply with Grantor’s request, and in addition to any such charges, Grantor agrees to pay Lender’s documented actual attorneys’ fees (including, without limitation, in-house and outside attorney fees but without duplication) incurred in connection with the negotiation and preparation of any of the foregoing.

4.6     Notices. Subject to the notice requirements under Sections 3.2 and 3.3 hereof and applicable law, all notices or other-communications required or permitted to be given pursuant to this Deed of Trust shall be in writing and shall be considered as properly given if (a) mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, (b) by delivering same in person to the intended addressee, (c) by delivery to an independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee, or (d) by facsimile transmission to the facsimile machine of the intended recipient with evidence of receipt of transmission at the recipient’s facsimile machine; provided that any notice delivered pursuant to clause (d) shall also be sent pursuant to one of the other means indicated in clauses (a), (b), or (c). Notice sent pursuant to clause (a) shall be effective three (3) Business Days after its deposit with the United States Postal Service or any successor thereto; notice sent pursuant to clause (c) shall be effective upon the date delivered by such a commercial delivery service; notice given by facsimile delivery pursuant to clause (d) shall be effective upon receipt thereof by the facsimile machine of the intended recipient, if such receipt occurs on or before 5:00 pm on a Business Day in the place where the intended recipient is located, otherwise, on the next Business Day, and provided that such notice also was sent pursuant to one of the other means indicated in clauses (a), (b), or (c). Any party shall have the right to change the address to which notices are to be sent by the giving of thirty (30) days’ prior written notice to the other party in the manner set forth herein. Addresses for notices are listed below.

Grantor:

Wells REIT II-Market Square East & West, LLC

c/o Wells Real Estate Funds

6200 The Corners Parkway

Norcross, GA 30092-3365

Attention: Christopher D. Daniels

                 Managing Director, Capital Markets

Facsimile: (770) 243-8199

with a copy to:

Kelley Drye & Warren LLP

101 Park Avenue

New York, NY 10178

Attention: Karyn E. Fulton, Esq.

Facsimile: (212) 808-7897

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Lender:

Pacific Life Insurance Company

700 Newport Center Drive

Newport Beach, CA 92660

Attention:         Vice President, Portfolio Management

Loan No.:         211800301

Facsimile:        (949) 718-5852

with a copy to:

Pacific Life Insurance Company

Email: REDdocumentmanagement@pacificlife.com

with a copy to:

Sheppard, Mullin, Richter & Hampton LLP

650 Town Center Drive, 4th Floor

Costa Mesa, CA 92626-1993

Attention: Brent R. Liljestrom

Facsimile: (714) 513-5130

Any notice so served upon or sent to either party in the manner aforesaid shall be deemed sufficiently given for all purposes hereunder as set forth in this Section 4.6 or upon refusal to accept delivery, except that notices of changes of address shall not be effective until actual receipt.

4.7     Release or Discharge. Without affecting Grantor’s liability for the payment of any of the Secured Debt, Lender may from time to time and without notice (i) release any Person liable for the payment of any or all of the Secured Debt, (ii) extend or modify the terms of payment of any or all of the Secured Debt, (iii) accept additional real or personal property of any kind as security or alter, substitute or release any property securing any or all of the Secured Debt, or (iv) cause Trustee to consent to the making of any map or plat of the Secured Property, or to reconvey any part of the Secured Property, or to join in granting any easement or creating any restriction on the Secured Property, or to join in any subordination or other agreement affecting this Deed of Trust.

4.8     Inspections. Lender may at any reasonable time, upon reasonable advance written notice to Grantor (except that no such notice shall be required during the continuance of an Event of Default), enter upon and inspect the Secured Property in person or by agent; provided, however, that such entry upon and inspection of the Secured Property shall not unreasonably interfere with the business operations of the Secured Property, including but not limited to the rights of the Tenants.

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4.9     Reconveyance. Upon the occurrence of the Indefeasible Payment and Performance in Full (as defined in the Loan Agreement), and upon payment of Trustee’s fees and all other sums owing to Trustee under this Deed of Trust, as well as all costs and expenses relating to the reconveyance of the Secured Property, upon Grantor’s written request, Lender shall promptly cause the Secured Property to be reconveyed without representation or warranty to the Person or Persons legally entitled to it, or, at Grantor’s request, assigned without representation or warranty (other than representations that Lender has the power, authority and right to assign, and has made no prior assignments thereof) to Grantor’s designated lender in connection with a modification or refinancing of the Loan. The recitals of any facts in the reconveyance will be conclusive on all Persons. The grantee in the reconveyance may be described as “the Person or Persons legally entitled thereto.”

4.10     Statutes of Limitations. TO THE EXTENT ALLOWABLE BY APPLICABLE LAW, GRANTOR WAIVES ALL PRESENT AND FUTURE STATUTES OF LIMITATIONS AS A DEFENSE TO ANY ACTION TO ENFORCE THE PROVISIONS OF THIS DEED OF TRUST OR TO COLLECT ANY INDEBTEDNESS SECURED BY THIS DEED OF TRUST.

4.11     Grantor/Lender Defined. The term “Grantor” includes both the original Grantor and any subsequent owner or owners of any of the Secured Property, and subject to Section 8.1 of the Loan Agreement, the term “Lender” includes the original Lender and also any future owner or holder, including, without limitation, the pledgees and participants, of the Note or any interest therein. If more than one Person constitutes, collectively, Grantor, all of the provisions with reference to Grantor shall be construed to refer to each such Person. For example, if there are two Persons who are, collectively, Grantor, and one shall become bankrupt, then Lender shall have the right to invoke the remedies set forth in this Deed of Trust applicable to the bankruptcy of Grantor.

4.12     Number and Gender. Whenever the context requires, the singular includes the plural and vice versa and each gender includes each other gender.

4.13     Captions; Modifications. The captions and headings of the articles and sections of this Deed of Trust are for convenience only and are not to be used in construing this Deed of Trust. This Deed of Trust, the other Loan Documents, the Environmental Indemnity and the Loan Agreement may only be amended, or a term or provision thereof waived, by way of a written instrument executed by both Grantor and Lender.

4.14     Successors and Assigns; Transfer by Lender. The terms of this Deed of Trust will bind and benefit the legal representatives, successors and assigns of Grantor and Lender and the successors in trust of Trustee. This

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provision does not alter, limit or restrict the effect of the transfer restrictions contained herein or in the Loan Agreement. Grantor hereby acknowledges and agrees that Lender may sell, assign or otherwise transfer the Loan or all or any portion thereof or all or any portion of its rights under the Note, this Deed of Trust and the other Loan Documents and the Environmental Indemnity, including, without limitation, granting or selling participations therein, to one or more institutional investors or the affiliates thereof or to one or more of its wholly-owned subsidiaries, all on the terms and subject to the conditions set forth in the Loan Agreement, including, without limitation, Section 8.1 of the Loan Agreement.

4.15     Governing Law. This Deed of Trust and any claim, controversy or dispute arising under or related to this Deed of Trust shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the District of Columbia, without regard to its conflict of laws provisions that would cause the application of the laws of any other jurisdiction.

4.16     Substitution of Trustee, Liability of Trustee and Indemnification of Trustee.

(a)    Trustee may resign by an instrument in writing addressed to Lender, or Lender may remove Trustee or any successor Trustee, with or without cause, at any time or times, by an instrument in writing executed by Lender and filed for record in the land records where this Deed of Trust is recorded. In case of the death, resignation, removal, or disqualification of Trustee, or if for any reason Lender shall deem it desirable to appoint one or more substitute or successor trustee(s) to act instead of the herein named Trustee or any substitute or successor trustee, then Lender shall have the right and is hereby authorized and empowered to appoint one or more successor trustee(s), or substitute trustee(s), without other formality than appointment and designation in writing executed by Lender and filed for record in the land records where this Deed of Trust is recorded. The authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively until the Secured Debt has been paid in full, or until the Secured Property is fully and finally sold hereunder. If Lender is a corporation or association and such appointment is executed on its behalf by an officer of such corporation or association, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation or association. Upon the making of any such appointment and designation, all of the estate and title of Trustee in the Secured Property shall vest in the named successor or substitute Trustee(s) and he shall thereupon succeed to, and shall hold, possess and execute, all the rights, powers, privileges, immunities and duties herein conferred upon Trustee. All references herein to “Trustee” shall be deemed to refer to Trustee (including, without limitation, any successor(s) or substitute(s) appointed and designated as herein provided) from time to time acting hereunder. All title, estate, rights, powers, trusts and duties granted to Trustee shall be in each Person appointed as Trustee so that any action hereunder by any Person appointed as Trustee shall be for all purposes deemed to be, and as effective as, the action of all Trustees.

(b)    Trustee shall have no liability or responsibility for, and make no warranties in connection with, the validity or enforceability of any of the Loan Documents or the

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description, value or status of title to the Secured Property. Trustee shall be protected in acting upon any notice, request, consent, demand, statement, note or other paper or document believed by Trustee to be genuine and to have been signed by the party or parties purporting to sign the same. Trustee shall not be liable for any error of judgment, nor for any act done or step taken or omitted, nor for any mistakes of law or fact, nor for anything which Trustee may do or refrain from doing in good faith, nor generally shall Trustee have any accountability hereunder except for willful misconduct, fraud, willful violation of law or gross negligence. The powers and duties of Trustee hereunder may be exercised through such attorneys, agents or servants as Trustee may appoint, and Trustee shall have no liability or responsible for any act, failure to act, negligence or willful conduct of such attorney, agent or servant, so long as the selection was made with reasonable care. In addition, Trustee may consult with legal counsel selected by Trustee, and Trustee shall have no liability or responsibility by reason of any act or failure to act in accordance with the opinions of such counsel. Trustee may act hereunder and may sell or otherwise dispose of the Secured Property or any part thereof as herein provided, although Trustee has been, may now be or may hereafter be, an attorney, officer, agent or employee of Lender, in respect of any matter or business whatsoever. Trustee, however, shall have no obligation to sell all or any part of the Secured Property following an Event of Default or to take any other action authorized to be taken by Trustee hereunder except upon the demand of Lender.

(c)     In addition to the indemnity contained in Section 4.18, Section 4.19(i) and in other provisions of this Deed of Trust and the other Loan Documents, Grantor agrees to indemnify Trustee and to hold Trustee harmless from and against any and all liability, suit, action, claim, demand, loss, expense, penalty, fine, judgment or other cost of any kind or nature (collectively, the “Claims”) and all fees, charges, costs and expenses of any nature whatsoever actually incurred at any time or from time to time (whether before or after an Event of Default) by Trustee, including, but not limited to, actual documented attorneys’ fees, court costs, actual receivers’ fees, actual management fees and actual sale fees for judicial and non judicial sales under this Deed of Trust, directly or indirectly arising out of or resulting from any transaction, act, omission, event or circumstance in any way connected with the Secured Property or the Secured Debt, including, but not limited to, any Claims arising out of or resulting from any assertion or allegation that Trustee is liable for any act or omission of Grantor or any other Person in connection with the ownership, development, financing, operation or sale of the Secured Property; provided, however, that Grantor shall not be obligated to indemnify Trustee with respect to any Claims arising solely from the gross negligence, fraud, willful violation of law or willful misconduct of Trustee. The agreements and indemnifications contained in this Section shall apply to Claims arising both before and after the repayment of the Secured Debt, and shall survive the repayment of the Secured Debt, any foreclosure or deed in lieu thereof and any other action by Trustee to enforce the rights and remedies of Lender or Trustee hereunder or under the other Loan Documents.

4.17     Consents and Approvals. No waiver of any Event of Default, default or breach by Grantor hereunder shall be implied from any omission by Lender or Trustee to take action on account of such Event of Default, default or breach if such Event of Default, default or breach persists or is repeated and no express waiver shall affect any Event of Default, default or breach other than the Event of Default, default or breach specified in the waiver and any such waiver shall be operative only if

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in a writing executed by Trustee or a senior officer of Lender and only for the time and to the extent therein stated. Waivers of any covenant, term or condition contained herein shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. Lender’s or Trustee’s consent to or approval of any act or omission by Grantor requiring further consent or approval shall not be deemed to waive or render unnecessary the consent or approval to or of any subsequent similar act.

4.18     Indemnity.

(a)    GRANTOR AGREES TO INDEMNIFY, DEFEND WITH COUNSEL SELECTED OR APPROVED BY LENDER, PROTECT AND HOLD HARMLESS TRUSTEE AND LENDER, THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ASSIGNS AND ANY SUCCESSORS FROM AND AGAINST ANY AND ALL LOSSES, LIABILITIES, SUITS, OBLIGATIONS, FINES, DAMAGES, JUDGMENTS, PENALTIES, CLAIMS, CHARGES, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, DOCUMENTED ACTUAL ATTORNEYS’ FEES AND COSTS (INCLUDING, WITHOUT LIMITATION, IN-HOUSE AND OUTSIDE COUNSELS’ FEES AND COSTS BUT WITHOUT DUPLICATION) AND DOCUMENTED EXPERTS’ FEES AND COSTS INCURRED IN CONNECTION WITH DEFENDING AGAINST ANY OF THE FOREGOING OR IN ENFORCING THIS INDEMNITY) WHICH MAY BE IMPOSED ON, INCURRED OR PAID BY OR ASSERTED AGAINST TRUSTEE AND/OR LENDER BY REASON OR ON ACCOUNT OF, OR IN CONNECTION WITH, (I) ANY EVENT OF DEFAULT HEREUNDER, (II) TRUSTEE’S AND LENDER’S EXERCISE OF ANY OF THEIR RIGHTS AND REMEDIES, OR THE PERFORMANCE OF ANY OF THEIR DUTIES, HEREUNDER OR UNDER THE ENVIRONMENTAL INDEMNITY OR OTHER LOAN DOCUMENTS TO WHICH GRANTOR IS A PARTY, (III) THE CONSTRUCTION, RECONSTRUCTION OR ALTERATION OF THE SECURED PROPERTY, (IV) ANY NEGLIGENCE OF GRANTOR, OR ANY NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY TENANT OR ANY OTHER LESSEE OF THE SECURED PROPERTY OR ANY OF THEIR RESPECTIVE AGENTS, CONTRACTORS, SUBCONTRACTORS, SERVANTS, EMPLOYEES, LICENSEES OR INVITEES, OR (V) ANY ACCIDENT, INJURY, DEATH OR DAMAGE TO ANY PERSON OR PROPERTY OCCURRING IN, ON OR ABOUT THE SECURED PROPERTY OR ANY STREET, DRIVE, SIDEWALK, CURB OR PASSAGEWAY ADJACENT THERETO, EXCEPT TO THE EXTENT CAUSED BY THE WILLFUL MISCONDUCT, FRAUD, WILLFUL VIOLATION OF LAW OR GROSS NEGLIGENCE OF THE INDEMNIFIED PERSON. ANY AMOUNT PAYABLE TO TRUSTEE OR LENDER UNDER SECTION 4.16 OR THIS SECTION 4.18: (I) SHALL BE DUE AND PAYABLE WITHIN TEN (10) DAYS AFTER WRITTEN DEMAND THEREFOR AND RECEIPT BY GRANTOR OF A STATEMENT FROM TRUSTEE AND/OR LENDER SETTING FORTH IN REASONABLE DETAIL THE AMOUNT CLAIMED AND THE BASIS THEREFOR, AND (II) SUCH AMOUNTS SHALL BEAR INTEREST AT THE DEFAULT RATE (AS DEFINED IN THE NOTE) FROM AND AFTER THE DATE SUCH AMOUNTS ARE PAID BY LENDER OR TRUSTEE UNTIL PAID IN FULL BY GRANTOR.

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(b)     Grantor’s obligations under this Section 4.18 shall not be affected by the absence or unavailability of insurance covering the same or by the failure or refusal by any insurance carrier to perform any obligation on its part under any such policy of covering insurance. If any claim, action or proceeding is made or brought against Trustee or Lender which is subject to the indemnity set forth in this Section, Grantor shall resist or defend against the same, if necessary in the name of Trustee and/or Lender, by attorneys for Grantor’s insurance carrier (if the same is covered by insurance) approved by Trustee and Lender, which approval shall not be unreasonably withheld, conditioned or delayed, or otherwise by attorneys retained by Grantor and approved by Trustee and Lender, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, if either or both of Trustee and Lender, in their reasonable discretion, disapprove of the attorneys provided by Grantor or Grantor’s insurance carrier, Trustee and/or Lender may engage their own outside attorneys to resist or defend, or assist therein, and Grantor shall pay or, on demand, shall reimburse Trustee and Lender for the payment of, the actual documented fees and disbursements of said attorneys (including, without limitation, those of in-house counsel but without duplication).

(c)     Except for Liens that are Contested Liens during the period such Liens are Contested Liens, Grantor shall pay when due all amounts due under the terms of any Permitted Encumbrance constituting a Lien upon all or any portion of the Secured Property. Lender is hereby expressly authorized to advance at its option all sums necessary to keep any such Permitted Encumbrance in good standing, and all sums so advanced will be additional indebtedness of Grantor secured by this Deed of Trust and will bear interest at the Default Rate from the date of payment until repaid by Grantor, and shall be repayable on demand.

4.19     Hazardous Substances.

(a)     For purposes of this Deed of Trust, the term “Hazardous Substance” means any substance:

(i)     the presence of which requires investigation, reporting or remediation under any Environmental Law;

(ii)     that is or becomes defined as a “hazardous waste”, “hazardous substance”, “hazardous material”, “extremely hazardous substance”, or other type of pollutant or contaminant under any applicable Environmental Law;

(iii)     that is toxic, reactive, explosive, corrosive, flammable, noisy, radioactive, carcinogenic, mutagenic, teratogenic, or otherwise hazardous and is or becomes regulated by any applicable Environmental Law;

(iv)     that is or contains oil, gasoline, diesel fuel, aviation fuel, or other petroleum hydrocarbons, products or derivatives, other than petroleum, crude oil, and petroleum products to the extent contained within regularly operated motor vehicles;

(v)     that is or contains PCBs, asbestos, radon or urea formaldehyde;

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(vi)     that is fungi or bacterial matter which reproduces through the release of spores or the splitting of cells, including, but not limited to, mold (including, without limitation, penicillium/aspergillus and stachybotrys chartarum); or

(vii)     the presence of which causes or threatens to cause a nuisance upon the Secured Property or to adjacent property or poses or threatens to pose a hazard to the health or safety of any person, to plant or animal life, or to the environment;

Provided that “Hazardous Substance” shall not include any materials which are customarily used, stored, released, generated or transported (as reasonably determined by Lender) in the construction, operation, maintenance and cleaning of properties similar to the Secured Property, but only during the period that the same are stored in reasonable and customary quantities and used in accordance with applicable Environmental Laws and the manufacturer’s recommended standards; provided, however that under no circumstances may any such excluded materials (1) contain a Hazardous Substance in a concentration, or at a level, that would subject the material to regulation, reporting or remediation under any Environmental Laws or (2) subject the Secured Property to higher than customary insurance rates.

(b)     For purposes of this Deed of Trust, the term “Environmental Laws” means all federal, state, or local laws, statutes, ordinances, rules, regulations, policies, standards, or other governmental directives or requirements, as well as common law, including, without limitation, any judgments or orders applicable to Grantor or the Secured Property (whether now existing or hereafter enacted or promulgated), pertaining to human health, to the environment, to any Hazardous Substances (including, without limitation, the presence, discharge, generation, removal, transportation, storage or handling of Hazardous Substances), to industrial hygiene or to environmental conditions existing in, on, above, under, at, from or about the Secured Property, including, without limitation: (a) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as now or hereafter amended, “CERCLA”), 42 U.S.C. §§ 9601 et seq.; (b) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984 (as now or hereafter amended, “RCRA”), 42 U.S.C. §§ 6901 et seq.; (c) the Toxic Substances Control Act (as now or hereafter amended, “TSCA”), 15 U.S.C. §§ 2601 et seq.; (d) the Emergency Planning and Community Right-to-Know Act (as now or hereafter amended, “EPCRA”), 42 U.S.C. §§ 11001 et seq.; (e) the Federal Water Pollution Control Act, also known as the Clean Water Act (as now or hereafter amended, “CWA”), 33 U.S.C. §§ 1251 et seq.; (f) the Clean Air Act, as amended by the Clean Air Act Amendments (as now or hereafter amended, “CAA”), 42 U.S.C. §§ 7401 et seq.; (g) the National Environmental Policy Act (as now or hereafter amended, “NEPA”), 42 U.S.C. §§ 4321, et seq.; (h) the Endangered Species Act of 1973 (as now or hereafter amended), 16 U.S.C. §§ 1531 et seq.; (i) the Occupational Safety and Health Act (as now or hereafter amended, “OSHA”), 29 U.S.C. §§ 651 et seq.; (j) the Hazardous Material Transportation Act (as now or hereafter amended), 49 U.S.C. §§ 5101 et seq.; (k) any corresponding applicable laws of the District of Columbia; and (l) all regulations, rules, guidelines, or standards promulgated pursuant to such federal, state and local laws, as such regulations, rules, guidelines, and standards may be amended from time to time, including, but not limited to, any rules and/or regulations applicable to jurisdictional wetlands.

- 42 -	Amended and Restated Deed of Trust

(c)    For purposes of this Deed of Trust, the term “Hazardous Substance Activity” shall mean any actual, proposed or threatened use, storage, holding, existence, release, emission, discharge, generation, processing, abatement, removal, disposition, handling or transportation of any Hazardous Substance from, under, into or on the Secured Property or any portion or portions thereof.

(d)    Grantor represents, warrants, acknowledges and agrees that:

(i)    Except as disclosed to Lender in writing prior to the date of this Deed of Trust (which, for all purposes hereunder, includes anything disclosed in the Reports), the Secured Property does not contain any Hazardous Substance;

(ii)    At the time Grantor acquired the Secured Property, except as disclosed to Lender in writing prior to the date of this Deed of Trust, Grantor did not know and had no reason to know that any Hazardous Substance was placed, held, located or disposed of, on, under or about the Secured Property;

(iii)    At the time Grantor acquired the Secured Property, Grantor conducted all appropriate inquiry into the previous ownership and uses of the Secured Property consistent with good commercial or customary practices in an effort to minimize liability under CERCLA as specified in 42 U.S.C. Sections 9601(35)(A) and 9607(b), and the other Environmental Laws, all as amended;

(iv)    Grantor has not undertaken, permitted, authorized or suffered, and will not undertake, knowingly permit, authorize or suffer, the manufacture, handling, generation, transportation, storage, treatment, discharge, release, burial or disposal on, under or about, or in a location that may adversely affect, the Secured Property, of any Hazardous Substance, or the transportation to or from the Secured Property of any Hazardous Substance, except in accordance with Environmental Laws;

(v)    To Grantor’s knowledge, there is no pending or written threat of litigation or proceedings before any administrative agency in which any Person alleges the release, threat of release, placement on, under or about the Secured Property of any Hazardous Substance in violation of Environmental Laws, or the use, manufacture, handling, generation, transportation, storage, treatment, discharge, burial or disposal on, under or about the Secured Property, or the transportation to or from the Secured Property, of any Hazardous Substance in violation of Environmental Laws;

(vi)    Except as disclosed to Lender in writing prior to the date of this Deed of Trust (which, for all purposes hereunder, includes anything disclosed in the Reports), Grantor has not received any written notice and has no actual knowledge that any Governmental Authority or any employee or agent thereof has determined, or has threatened in writing to determine, that there is a presence, release, threat of release, placement on, under or about the Secured Property of any Hazardous Substance in violation of Environmental Laws, or the manufacture, handling, generation, transportation, storage, treatment, discharge, burial or disposal on, under or about the Secured Property, or the transportation to or from the Secured Property of any Hazardous Substance in violation of Environmental Laws;

- 43 -	Amended and Restated Deed of Trust

(vii)    There have been no written communications or agreements between Grantor or any agent or representative of Grantor and any Governmental Authority or agency (federal, state or local) or any private entity, except as disclosed to Lender in writing prior to the date of this Deed of Trust (which, for all purposes hereunder, includes anything disclosed in the Reports), and to Grantor’s knowledge, there have been no oral or written communications or agreements between any Governmental Authority or agency (federal, state or local) or any private entity, except as disclosed to Lender in writing prior to the date of this Deed of Trust, including, but not limited to, any prior owners of the Secured Property, and any agent, representative or Affiliate of Grantor, in either case relating in any way to the release, threat of release, placement on, under or about the Secured Property, or the manufacture, generation, transportation, storage, treatment, discharge, burial or disposal on, under or about the Secured Property, or the transportation to or from the Secured Property of any Hazardous Substance or of any violations of any Environmental Laws;

(viii)    Neither Grantor nor, to the actual knowledge of Grantor, any other Person, including, but not limited to, any predecessor owner, Tenant, licensee, occupant, user or operator of all or any portion of the Secured Property, has ever caused, permitted, authorized or suffered, and Grantor will not cause, knowingly permit, authorize or knowingly suffer any Hazardous Substance to be placed, held, located or disposed of, on, under or about any other real property in violation of Environmental Laws, all or any portion of which is legally or beneficially owned (or any interest or estate therein which is owned) by Grantor in any jurisdiction now or hereafter having in effect a so-called “Superlien” law or ordinance or any part thereof the effect of which violation in conjunction with such law or ordinance would be to create a Lien on the Secured Property to secure any obligation in connection with the real property in any other jurisdiction.

(ix)    Except as disclosed to Lender in writing prior to the date of this Deed of Trust (which, for all purposes hereunder, includes anything disclosed in the Reports), neither Grantor nor, to the best knowledge of Grantor, any other Person, including but not limited to any predecessor owner, tenant, licensee, occupant, user or operator of all or any portion of the Secured Property, has discovered any occurrence or condition on the Secured Property or on any real property adjoining or in the vicinity of the Secured Property that could cause the Secured Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Secured Property under any federal, state or local law, ordinance or regulation relating to Hazardous Substances.

(e)    Grantor recognizes and acknowledges that in accepting this Deed of Trust, Lender is expressly and primarily relying on the truth and accuracy of the foregoing warranties and representations without any obligation to investigate the Secured Property; that such reliance exists on the part of Lender despite any environmental reports or investigations which may have been submitted to Lender prior hereto; that such warranties and representations are a material inducement to Lender in making the Loan and accepting this Deed of Trust; and that Lender would not be willing to make the Loan and accept this Deed of Trust in the absence of any of such warranties and representations.

(f)    Grantor shall keep and maintain the Secured Property in compliance with, and shall not cause or permit the Secured Property to be in violation of, any applicable Environmental Laws. Grantor hereby covenants and agrees that neither it nor any agent, servant,

- 44 -	Amended and Restated Deed of Trust

employee, or tenant shall generate, manufacture, handle, store, treat, discharge, release, bury or dispose of on, under or about, or in a location that may adversely affect, the Secured Property, any Hazardous Substance except in compliance with Environmental Laws and then only in such quantities and of such types as are customarily used in the type of business being conducted on the Secured Property by such Person. Without limiting the generality of the foregoing provisions of this Section 4.19(f), Grantor agrees at all times to comply fully and in a timely manner with, and to cause all of its employees, agents, contractors, subcontractors, tenants and any other Persons occupying or present on the Secured Property to so comply with all applicable Environmental Laws and with the provisions of this Deed of Trust relating to Hazardous Substances. Grantor shall cause any Lease entered into after the date of this Deed of Trust concerning the Secured Property, or any portion thereof, to contain, and shall endeavor to include in any amendment entered into after the date hereof to any Lease in existence on the date hereof, a provision prohibiting the Tenant, and any agent, servant, employee or subtenant of the Tenant, from violating any Environmental Laws.

(g)    If the release, threat of release, placement on, under or about the Secured Property, or the use, generation, manufacture, storage, treatment, discharge, release, burial or disposal on, under or about, or in a location that is reasonably likely to adversely affect, the Secured Property, or transportation to or from the Secured Property, of any Hazardous Substance: (i) gives rise to liability, costs or damages (including, but not limited to, a response action, remedial action, or removal action) under RCRA, CERCLA, or any other of the Environmental Laws, or any statutory or common law theory based on negligence, trespass, intentional tort, nuisance or strict liability or under any reported decision of a state or federal court, (ii) causes or threatens to cause a significant public health effect, or (iii) pollutes or threatens to pollute the environment, Grantor shall promptly after Grantor becomes aware of the same, take any and all response, investigation, remedial and removal action, necessary to bring the Secured Property into compliance with the Environmental Laws applicable thereto, whether or not Grantor has been notified or ordered by any Governmental Authority or court that it shall do so.

(h)    The term “Indemnitee” means Lender, any Person who is or will have been involved in the origination of the Loan on behalf of Lender, any Person who is or will have been involved in the servicing of the Loan, any Person in whose name the encumbrance created by this Deed of Trust, is or will have been recorded, Persons who may hold or acquire or will have held a full or partial interest in the Loan, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties, as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, parents, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan during the term of the Loan and any of the above Persons who owns the Secured Property or an interest therein following a foreclosure or deed in lieu of foreclosure of this Deed of Trust, and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Indemnitee’s assets and business).

(i)    GRANTOR SHALL INDEMNIFY, DEFEND (WITH COUNSEL SELECTED OR APPROVED BY LENDER OR THE RELEVANT INDEMNITEE IF

- 45 -	Amended and Restated Deed of Trust

LENDER IS NOT AN INDEMNITEE, OR WITH GRANTOR’S COUNSEL IF LENDER OR SUCH INDEMNITEE REASONABLY DETERMINES THAT NO CONFLICT EXISTS AS A RESULT OF JOINT REPRESENTATION OF BOTH GRANTOR AND LENDER OR SUCH INDEMNITEE BY GRANTOR’S COUNSEL), PROTECT AND HOLD HARMLESS ALL INDEMNITEES, FROM AND AGAINST ALL CLAIMS BY THIRD PARTIES, ACTUAL DAMAGES (INCLUDING BUT NOT LIMITED TO SPECIAL AND CONSEQUENTIAL DAMAGES), PUNITIVE DAMAGES, INJURIES, COSTS, RESPONSE COSTS, LOSSES, DEMANDS, DEBTS, LIENS, LIABILITIES, CAUSES OF ACTION, SUITS, LEGAL OR ADMINISTRATIVE PROCEEDINGS, INTEREST, FINES, CHARGES, PENALTIES AND EXPENSES (INCLUDING BUT NOT LIMITED TO ACTUAL AND DOCUMENTED ATTORNEYS’ AND EXPERT WITNESS FEES AND COSTS INCURRED IN CONNECTION WITH DEFENDING AGAINST ANY OF THE FOREGOING OR IN ENFORCING THIS INDEMNITY) OF ANY KIND WHATSOEVER PAID, INCURRED OR SUFFERED BY, OR ASSERTED AGAINST, ANY INDEMNITEE AT ANY TIME BEFORE, ON OR AFTER THE DATE OF FORECLOSURE OF THE SECURED PROPERTY BY ANY INDEMNITEE OR ANY TRANSFER OF THE SECURED PROPERTY OR ANY PORTION THEREOF TO ANY INDEMNITEE IN LIEU OF FORECLOSURE DIRECTLY OR INDIRECTLY ARISING FROM OR ATTRIBUTABLE TO (I) ANY BREACH BY GRANTOR OF ANY OF ITS AGREEMENTS, WARRANTIES OR REPRESENTATIONS SET FORTH IN THIS SECTION 4.19, OR (II) ANY HAZARDOUS SUBSTANCE ACTIVITY, OR (III) ANY REPAIR, CLEANUP OR DETOXIFICATION, OR PREPARATION AND IMPLEMENTATION OF ANY INVESTIGATION, REMOVAL, REMEDIAL, RESPONSE, CLOSURE OR OTHER PLAN CONCERNING ANY HAZARDOUS SUBSTANCE ON, UNDER OR ABOUT THE SECURED PROPERTY, REQUIRED BY ANY ENVIRONMENTAL LAW OR ARISING OUT OF ANY HAZARDOUS SUBSTANCE ACTIVITY. TO THE FULLEST EXTENT PERMITTED BY LAW, THE FOREGOING INDEMNIFICATION SHALL APPLY REGARDLESS OF THE FAULT, ACTIVE OR PASSIVE NEGLIGENCE, BREACH OF WARRANTY OR CONTRACT OF LENDER OR ANY OTHER INDEMNITEE. HOWEVER, THE FOREGOING INDEMNIFICATION SHALL NOT APPLY BY REASON OF OR ON ACCOUNT OF OR IN CONNECTION WITH (BUT ONLY TO THE EXTENT OF) ANY WILLFUL MISCONDUCT, FRAUD, WILLFUL VIOLATION OF LAW OR GROSS NEGLIGENCE BY LENDER OR ANY OTHER INDEMNITEE WHICH DIRECTLY CAUSES SUCH ENVIRONMENTAL LIABILITIES. FURTHER, THE FOREGOING INDEMNIFICATION SHALL ONLY APPLY TO HAZARDOUS SUBSTANCES AND HAZARDOUS SUBSTANCE ACTIVITIES RELATING TO HAZARDOUS SUBSTANCES THAT EXISTED ON, UNDER OR ABOUT THE SECURED PROPERTY, OR THE EXISTENCE OR RELEASE OF WHICH OCCURRED, AT ANY TIME PRIOR TO THE TRANSFER OF THE OWNERSHIP OF THE SECURED PROPERTY TO LENDER OR ANY OTHER INDEMNITEE. GRANTOR SHALL HAVE THE BURDEN OF PROOF TO ESTABLISH THAT THE INDEMNIFICATION CONTAINED HEREIN DOES NOT APPLY FOR ANY OF THE REASONS STATED IN THE PRECEDING SENTENCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING INDEMNITY, SUCH INDEMNITY IS INTENDED TO OPERATE AS AN AGREEMENT PURSUANT TO SECTION 107(E) OF CERCLA, 42 U.S.C. SECTION 9607(E) TO INSURE, PROTECT, HOLD HARMLESS AND INDEMNIFY LENDER

- 46 -	Amended and Restated Deed of Trust

AND THE INDEMNITEES FOR ANY LIABILITY PURSUANT TO SUCH STATUTES. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN OR IN ANY OTHER LOAN DOCUMENT, THE INDEMNITY IN THIS SECTION 4.19(i) SHALL CONTINUE INDEFINITELY FROM THE DATE OF GRANTOR’S EXECUTION HEREOF AND SHALL SURVIVE THE FULL PAYMENT OF THE NOTE, THE FORECLOSURE OF THIS DEED OF TRUST AND ALL TRANSFERS OF ALL OR ANY PORTION OF THE SECURED PROPERTY, INCLUDING, WITHOUT LIMITATION, TRANSFER BY DEED IN LIEU OF FORECLOSURE, AND THE TERMINATION OF ALL OTHER AGREEMENTS BETWEEN GRANTOR AND LENDER. UPON COMPLETION OF ANY TRANSFER OF ALL OR ANY PORTION OF THE SECURED PROPERTY UPON FORECLOSURE OR BY DEED IN LIEU OF FORECLOSURE, THE INDEMNITY CONTAINED IN THIS DEED OF TRUST AUTOMATICALLY, WITHOUT THE REQUIREMENT OF NOTICE, DEMAND OR OTHER ACTION, SHALL REMAIN FULLY EFFECTIVE AND ENFORCEABLE BY LENDER OR ANY OTHER INDEMNITEE.

(j)    In the event of any release of, or the discovery of any disposal of, any Hazardous Substance on, under or about the Secured Property with respect to which Grantor is reasonably likely to take or cause to be taken remedial steps, Grantor shall promptly notify Lender in writing thereof. Whenever Grantor shall take any such remedial action, or enters into any settlement agreement, consent decree or other compromise with respect to any Hazardous Substances claims, Grantor shall notify Lender in writing as soon as practicable thereafter of any such remedial action so taken or any such settlement agreement, consent decree or other compromise entered into, and, on a contemporaneous basis, provide to Lender (i) copies of all data, reports, proposals and studies regarding such remediation or investigation of or preparation for remediation and (ii) provide Lender with a true and correct copy of any such settlement agreement, consent decree or other compromise entered into.

(k)    Without Lender’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, Grantor shall not take any remedial action in response to the presence of any Hazardous Substance on, under or about the Secured Property, nor enter into any settlement agreement, consent decree, or other compromise in respect to any claims referred to in Section 4.19(i), which remedial action, settlement, consent or compromise might, in Lender’s reasonable judgment, impair the value of Lender’s security hereunder; provided, however, that Lender’s prior consent shall not be necessary in the event that the presence of any Hazardous Substance on, under or about the Secured Property either poses an immediate threat to the health, safety or welfare of any individual or is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Lender’s consent before taking such action, provided that in such event Grantor shall notify Lender as soon as practicable of any action so taken. Lender agrees not to withhold its consent, where such consent is required hereunder, if either (i) a particular remedial action is ordered by a court of competent jurisdiction or an authorized Governmental Authority having jurisdiction over the Secured Property, or (ii) such remedial action is required by any Environmental Laws, provided that in any such event Grantor shall notify Lender as soon as practicable of any action so taken.

(l)    Grantor agrees that, subject to any applicable notice and cure periods set forth herein or in the Loan Agreement or the Environmental Indemnity, the failure of Grantor to

- 47 -	Amended and Restated Deed of Trust

comply with any of the foregoing covenants will constitute an Event of Default hereunder and under the Loan Agreement.

(m)    Without limitation to any other provisions hereof, all rights of Lender and all obligations of Grantor under this Section 4.19 shall survive the following, as unsecured rights and obligations: (i) the payment and performance of the Secured Debt; (ii) the surrender of the Note, reconveyance of this Deed of Trust and/or release of any other security for the Loan; (iii) the acquisition of the Secured Property or any portion of it by Lender or any other Person; and (iv) the transfer of all of Lender’s rights under the Loan Documents and/or the Secured Property.

4.20     Time of Essence. Time shall be of the essence in the payment and performance by Grantor of the obligations of Grantor under this Deed of Trust, the other Loan Documents and the Environmental Indemnity.

4.21    Further Assurances. Grantor will, at Grantor’s sole cost and expense and at the reasonable request of Lender, (i) promptly after notice from Lender correct any defect or error which may be discovered in the contents of the Note, the Environmental Indemnity or the Loan Documents to which Grantor is a party, or in the execution, acknowledgment or recordation thereof, (ii) promptly do, execute, acknowledge and deliver, any and all such further acts, deeds, conveyances, deeds of trust, trust deeds, assignments, estoppel certificates, security agreements, financing statements and continuations thereof, notices of assignment and of security interest, transfers, certificates, assurances and other instruments as Lender may reasonably require from time to time in order to carry out more effectively the purposes of this Deed of Trust, to subject to the Lien and security interest hereby created any of Grantor’s properties, rights or interests covered or now or hereafter intended to be covered hereby, to perfect and maintain said Lien and security interest, and to better assure, convey, grant, assign, transfer and confirm unto Lender the rights granted or now or hereafter intended to be granted to Lender hereunder or under any other instrument executed in connection with this Deed of Trust or which Grantor may be or become bound to convey or assign to Lender in order to carry out the intention or facilitate the performance of the provisions of this Deed of Trust; provided, however, that nothing contained in this Section 4.21 shall be construed to permit Lender to unilaterally require a substantive change in any of the terms and conditions of this Deed of Trust, the Note, the Environmental Indemnity or the other Loan Documents.

4.22    Language of Agreement. The language of this Deed of Trust, the other Loan Documents, the Environmental Indemnity and the Loan Agreement shall be construed as a whole according to its fair meaning, and not strictly for or against any party.

- 48 -	Amended and Restated Deed of Trust

4.23    Integrated Contract; No Oral Agreements. THE NOTE, THE LOAN AGREEMENT, THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS SECURING THE NOTE OR RELATING THERETO CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

4.24    Waivers. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, GRANTOR WAIVES THE BENEFIT OF ALL LAWS NOW EXISTING OR THAT HEREAFTER MAY BE ENACTED PROVIDING FOR (I) ANY APPRAISEMENT BEFORE SALE OF ANY PORTION OF THE SECURED PROPERTY OR (II) IN ANY WAY EXTENDING THE TIME FOR THE ENFORCEMENT OR THE COLLECTION OF THE NOTE OR THE DEBT EVIDENCED THEREBY OR CREATING OR EXTENDING A PERIOD OF REDEMPTION FROM ANY SALE MADE IN COLLECTING SAID DEBT. TO THE FULL EXTENT GRANTOR MAY DO SO, GRANTOR AGREES THAT GRANTOR WILL NOT AT ANY TIME INSIST UPON, PLEAD, CLAIM OR TAKE THE BENEFIT OR ADVANTAGE OF ANY LAW NOW OR HEREAFTER IN FORCE PROVIDING FOR ANY APPRAISEMENT, VALUATION, STAY, EXTENSION OR REDEMPTION, AND GRANTOR, FOR GRANTOR, GRANTOR’S REPRESENTATIVES, SUCCESSORS, AND ASSIGNS, AND FOR ANY AND ALL PERSONS EVER CLAIMING ANY INTEREST IN THE SECURED PROPERTY TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES AND RELEASES ALL RIGHTS OF REDEMPTION, VALUATION, APPRAISEMENT, STAY OF EXECUTION, NOTICE OF ELECTION TO MATURE OR DECLARE DUE THE WHOLE OF THE SECURED INDEBTEDNESS AND MARSHALLING IN THE EVENT OF FORECLOSURE OF THE LIENS HEREBY CREATED. IF ANY LAW REFERRED TO IN THIS SECTION AND NOW IN FORCE, OF WHICH GRANTOR, GRANTOR’S REPRESENTATIVES, SUCCESSORS AND ASSIGNS OR OTHER PERSON MIGHT TAKE ADVANTAGE DESPITE THIS SECTION, SHALL HEREAFTER BE REPEALED OR CEASE TO BE IN FORCE, SUCH LAW SHALL NOT THEREAFTER BE DEEMED TO PRECLUDE THE APPLICATION OF THIS SECTION.

4.25    References to Loan Documents. All references in this Deed of Trust to this Deed of Trust, any other Loan Documents, the Environmental Indemnity and/or the Loan Agreement shall include and be deemed to include a reference to any and all amendments, modifications, substitutions, replacements, rearrangements, restatements, extensions, and renewals thereof and thereto, executed by Lender.

4.26    Waiver of Jury Trial. TO THE EXTENT ALLOWABLE BY APPLICABLE LAW, GRANTOR, TRUSTEE AND LENDER (BY ACCEPTANCE OF THIS DEED OF TRUST) HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING

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BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THE NOTE, THIS DEED OF TRUST SECURING SAME OR ANY OTHER LOAN DOCUMENT. NEITHER GRANTOR, TRUSTEE NOR LENDER SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY GRANTOR, TRUSTEE AND LENDER, AND GRANTOR, TRUSTEE AND LENDER EACH ACKNOWLEDGE THAT NEITHER GRANTOR, LENDER NOR TRUSTEE NOR ANY PERSON ACTING ON BEHALF OF GRANTOR, LENDER OR TRUSTEE HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF JURY TRIAL. GRANTOR ACKNOWLEDGES THAT 1) IT BARGAINED AT ARM’S LENGTH AND IN GOOD FAITH, WITHOUT DURESS, 2) THAT THE PROVISIONS HEREOF SHALL BE SUBJECT TO NO EXCEPTIONS WHATEVER, 3) THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THE NOTE, THIS DEED OF TRUST SECURING SAME OR ANY OTHER LOAN DOCUMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL AND 4) THAT IT HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. GRANTOR SPECIFICALLY ACKNOWLEDGES THAT, EXCEPT TO THE EXTENT THE PROVISIONS OF THIS SECTION 4.26 ARE EXPRESSLY PROHIBITED BY APPLICABLE LAW, NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. GRANTOR FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION AND AS EVIDENCE OF THIS FACT SIGNS ITS INITIALS.

__________

Grantor’s Initials

4.27    Counterparts. This Deed of Trust may be executed in counterparts, each of which, when taken together, will be deemed an original.

4.28    Lender Expenses. On demand, Grantor shall pay or reimburse Lender for any Lender Expenses (as defined in the Loan Agreement).

GRANTOR HEREBY ACKNOWLEDGES AND AGREES THAT THIS INSTRUMENT CONTAINS CERTAIN INDEMNIFICATION PROVISIONS (INCLUDING, WITHOUT LIMITATION, THOSE CONTAINED IN SECTION 1.10(b), SECTION 4.18(a) AND SECTION 4.19(i) HEREOF) WHICH, IN CERTAIN CIRCUMSTANCES, COULD INCLUDE AN INDEMNIFICATION BY GRANTOR OF LENDER AND/OR TRUSTEE FROM CLAIMS OR LOSSES ARISING AS A RESULT OF LENDER’S AND/OR TRUSTEE’S OWN NEGLIGENCE.

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[SIGNATURE PAGES TO FOLLOW]

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IN WITNESS WHEREOF, Grantor has caused this instrument to be executed, as an instrument under seal, on its behalf by Randall D. Fretz, the Senior Vice President of Wells Real Estate Investment Trust II, Inc., the sole member in Market Square East & West, LLC, being the sole member in Grantor, and does hereby appoint the said                      as its attorney-in-fact to acknowledge and deliver these presents on its behalf, all as of the date of this Deed of Trust.

GRANTOR:

WELLS REIT II – MARKET SQUARE EAST & WEST, LLC, a Delaware limited liability company

By:	Market Square East & West, LLC, a Delaware limited liability company, its sole member

	By:	Wells Real Estate Investment Trust II, Inc., a Maryland corporation, its sole member

		By:	/s/ Randall D. Fretz
		Name:	Randall D. Fretz
		Title:	Senior Vice President

[District of Columbia or County]	§
§
[State, if applicable]	§

I, a Notary Public in and for the aforesaid jurisdiction, do hereby certify that on the          day of                     , 2011, personally appeared                      before me, who is personally well known to me as, or satisfactorily proven to be the person named as                      of                     , a                     ,                      of                     , and acknowledged said instrument to be the act and deed of said company.

WITNESS my hand and Notarial Seal this          day of                     , 2011.

(Notarial Seal)

Notary Public
My Commission Expires: ____________________

S-1	Amended and Restated Deed of Trust

IN WITNESS WHEREOF, Lender has caused this instrument to be executed, as an instrument under seal, on its behalf by                 , its                     , and by                     , its                     , and does hereby appoint the said                      and                      as its attorneys-in-fact to acknowledge and deliver these presents on its behalf, all as of the date of this Deed of Trust.

LENDER:

PACIFIC LIFE INSURANCE COMPANY, a Nebraska corporation

By:
Name:
Its:

By:
Name:
Its:

The Address of Lender is:

700 Newport Center Drive Newport Beach, California 92660 Attn: Real Estate Division

County of Orange	§
§
State of California	§

I, a Notary Public in and for the aforesaid jurisdiction, do hereby certify that on the              day of                     , 2011, personally appeared                      before me, who is personally well known to me as, or satisfactorily proven to be the person named as,                      of and attorney-in-fact for Pacific Life Insurance Company, a Nebraska corporation, in the foregoing instrument, and as attorney-in-fact, as aforesaid, acknowledged said instrument to be the act and deed of said corporation.

WITNESS my hand and Notarial Seal this          day of             , 2011.

(Notarial Seal)

Notary Public
My Commission Expires: ______________

S-2	Amended and Restated Deed of Trust

IN WITNESS WHEREOF, Trustee has duly executed and delivered this instrument, as an instrument under seal, as of the date of this Deed of Trust.

TRUSTEE:

LAWYERS TITLE REALTY SERVICES, INC., a Virginia corporation

By:

[Printed Name and Title]

The Address of Trustee is:

c/o Commonwealth Land Title Insurance Company 1015 15th Street, N.W., Suite 300 Washington, DC 20005

[District of Columbia or County]	§
§
[State, if applicable]	§

I, a Notary Public in and for the aforesaid jurisdiction, do hereby certify that on the          day of             , 2011, personally appeared                      before me, who is personally well known to me as, or satisfactorily proven to be the person named as Trustee in the foregoing instrument and acknowledged said instrument to be his/her free act and deed for the purposes therein contained.

WITNESS my hand and Notarial Seal this          day of             , 2011.

(Notarial Seal)

Notary Public
My Commission Expires: ______________

S-3	Amended and Restated Deed of Trust

Exhibit “A”

Legal Description

All of those lots or parcels of land located in the District of Columbia and more particularly described as follows:

Parcel One (#701 Pennsylvania Avenue)

Part of Lot numbered Twenty (20) in Square numbered Four Hundred Eight (408) in a combination of lots made by Pennsylvania Avenue Development Corporation (“PADC”) and Avenue Associates Limited Partnership, as per plat recorded in Subdivision Book 182 at page 128 in the Office of the Surveyor for the District of Columbia, being former Lot numbered Twenty-one (21) in Square numbered Four Hundred Thirty-two (432) in a combination of lots made by Pennsylvania Avenue Development Corporation, as per plat recorded in Liber 177 at folio 105 in the Office of the Surveyor for the District of Columbia.

LESS AND EXCEPT those parts contained within the above property described in metes and bounds submitted to a horizontal property regime by Declaration of The Residences at Market Square East condominium recorded December 11, 1991 as Instrument No. 9100062334, as may have been amended from time-to-time, among the Land Records of the District of Columbia and shown in Condominium Plat Book 40 at Page 25, as may have been amended from time-to-time, in the said Surveyor’s office.

TOGETHER WITH easements and other rights of a real property nature reserved in Deed of Easements and Covenants - Market Square Park, dated April 8, 1986 and recorded in the Office of the Recorder of Deeds for the District of Columbia on April 21, 1986 as Instrument No. 15939 as amended by Amendment to Deed of Easements - Market Square Park, dated June 13, 1988 and recorded June 24, 1988 as Instrument No. 34233 and by Second Amendment to Deed of Easements – Market Square Park dated January 29, 1990 and recorded August 8, 1990 as Instrument No. 9000043829 among the said Land Records; and

TOGETHER WITH easements and other rights of a real property nature created by Deed of Easement (Subsurface Improvements) dated April 8, 1986 and recorded April 21, 1986 as Instrument No. 15938 as amended by Amendment to Deed of Easement (Subsurface Improvements) dated June 13, 1988 and recorded June 24, 1988 as Instrument No. 34234 among the said Land Records.

FURTHER TOGETHER WITH the beneficial easements and other rights in the nature of real property interests set forth in the Declaration of Covenants and Easements dated June 3, 1991 and recorded on July 17, 1991 as Instrument No. 9100035562, among the said Land Records.

Parcel Two (#801 Pennsylvania Avenue)

Being a portion of Lot 20 in Square 408 in a combination of lots made by Pennsylvania Avenue Development Corporation (“PADC”) and Avenue Associates Limited Partnership, recorded in Subdivision Book 182 at Page 128 among the Records of the Office of the Surveyor for the

EXHIBIT A – Page 1	Amended and Restated Deed of Trust

District of Columbia, being former Original Lot Seven (7), Part of former Original Lots Six (6) and Eight (8), in Square Four Hundred Eight, former Lot numbered Seventeen (17) in Square numbered Four Hundred Eight (408) in a combination of Lots made by Pennsylvania Avenue Development Corporation, as per plat recorded in Liber 177 at folio 104 in the Office of the Surveyor for the District of Columbia, and Public Alley Closed as shown on Plat of Alley Closing in Square 408 in Liber 181 at page 122 in the Office of the Surveyor for the District of Columbia.

LESS AND EXCEPT those parts contained within the above property submitted to a horizontal property regime by Declaration of The Residences at Market Square West condominium recorded July 7, 1991 as Instrument No. 9100035563, as may have been amended from time-to-time, among the Land Records of the District of Columbia and shown in Condominium Plat Book 40 at Page 11, as amended in Condominium Plat Book 66 at page 15, in the said Surveyor’s office.

TOGETHER WITH easements and other rights of a real property nature reserved in Deed of Easements and Covenants - Market Square Park, dated April 8, 1986 and recorded in the Office of the Recorder of Deeds for the District of Columbia on April 21, 1986 as Instrument No. 15939 as amended by Amendment to Deed of Easements - Market Square Park, dated June 13, 1988 and recorded June 24, 1988 as Instrument No. 34233 and by Second Amendment to Deed of Easements – Market Square Park dated January 29, 1990 and recorded August 8, 1990 as Instrument No. 9000043829 among the said Land Records; and

TOGETHER WITH easements and other rights of a real property nature created by Deed of Easement (Subsurface Improvements) dated April 8, 1986 and recorded April 21, 1986 as Instrument No. 15938 as amended by Amendment to Deed of Easement (Subsurface Improvements) dated June 13, 1988 and recorded June 24, 1988 as Instrument No. 34234 among the said Land Records.

FURTHER TOGETHER WITH the beneficial easements and other rights in the nature of real property interests set forth in the Declaration of Covenants and Easements dated June 3, 1991 and recorded on July 17, 1991 as Instrument No. 9100035562, among the said Land Records.

NOTE: At the date hereof the portions of Lots 20 described herein are known for purposes of assessment and taxation as Lots 836 and 837 (assessed to Avenue Associates Limited Partnership) and Lot 833 - exempt from taxation-(assessed to the United States of America, - owner of part of 8th Street Closed by plat of Public Streets Closed in Liber 177 at folio 103 in the Office of the Surveyor for the District of Columbia).

(End of Exhibit “A”)

EXHIBIT A – Page 2	Amended and Restated Deed of Trust